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                                 LOAN AGREEMENT
                                 --------------

      THIS LOAN AGREEMENT is made as of the 19th day of November, 1996, by and between

      AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation (the "Lender"), and

      TRIATHLON BROADCASTING OF WICHITA, INC., a Delaware corporation ("TBW"), TRIATHLON BROADCASTING OF LINCOLN, INC. (formerly known as LINCOLN RADIO ACQUISITION CORP.), a Delaware corporation ("TBL"), TRIATHLON BROADCASTING OF OMAHA, INC., a Delaware corporation ("TBO"), TRIATHLON BROADCASTING OF SPOKANE, INC., a Delaware corporation ("TBS"), TRIATHLON BROADCASTING OF TRI-CITIES, INC., a Delaware corporation ("TBTC"), TRIATHLON BROADCASTING OF COLORADO SPRINGS, INC., a Delaware corporation ("TBCS"), and TRIATHLON BROADCASTING OF LITTLE ROCK, INC., a Delaware corporation ("TBLR") (TBW, TBL, TBO, TBS, TBTC, TBCS and TBLR are sometimes hereinafter referred to individually as a "BORROWER" and collectively as the "BORROWERS").

I.    DEFINITIONS

      As used herein the following terms shall have the following respective meanings:

      ACCOUNTANTS: the meaning specified in Section 6.05.

      ADJUSTED NET OPERATING INCOME: for any period, the combined Net Operating Income of the Stations, radio broadcast properties or the Borrowers, as applicable, determined on a combined basis in accordance with generally accepted accounting principles, minus Corporate Overhead of the Borrowers, minus consulting fees paid by the Borrowers to SCMC; provided, however, that for the purposes of completing the calculations required by Section 2.01(b) hereof, Corporate Overhead shall be calculated as being equal to the greater of the Borrowers' actual payments made in respect of Corporate Overhead or Seven Hundred Fifty Thousand Dollars ($750,000).

      ADVANCE(S): advance(s) of loan proceeds constituting all or a portion of a Term Loan.

      AFFILIATE(S): as applied to any Person, a spouse or relative of such Person within the third degree of consanguinity, any partner, shareholder, member, director, officer or manager of such Person, any corporation, association, partnership, joint venture, firm or other entity of which such Person is a partner, shareholder, venturer, member, director, officer or manager, and any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

      AFFILIATE SUBORDINATION AGREEMENTS: the meaning specified in Section
2.05.

      AGREEMENT: this Loan Agreement, as the same may be amended from time to time.

      APPLICABLE MARGIN:  the meaning specified in Section 2.03.

      BASE RATE: a rate per annum calculated in accordance with Section 2.03.

      BENEFIT LIABILITIES: the meaning specified in Section 4.12.

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      BORROWERS: the meaning specified in the Preamble.

      CAPITAL EXPENDITURE: any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable for labor or under any conditional sale or other title retention agreement or under any Lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized on the balance sheet of such lessee or obligor.

      CAPITAL LEASE: any Lease of property (real, personal or mixed) which, in accordance with generally accepted accounting principles, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

      CERCLA: the meaning specified in Section 4.19.

      CLOSING FEE: the meaning specified in Section 2.04.

      COBRA: the meaning specified in Section 4.12.

      CODE: the Internal Revenue Code of 1986, as amended from time to time.

      COLLATERAL: collectively, any and all collateral referred to herein or in the Security Documents, or any of them.

      COMMERCIAL PAPER RATE: the per annum rate of interest published from time to time by The Wall Street Journal as being the thirty day "commercial paper" rate (identified in The Wall Street Journal as high-grade unsecured notes sold through dealers by major corporations), or if The Wall Street Journal shall for any reason cease or fail to publish a "commercial paper" rate or shall for any reason discontinue publication or designation of a "commercial paper" rate, such other comparable interest rate index as the Lender shall reasonably designate in writing to the Borrowers as a substitute therefor. If The Wall Street Journal quotes or publishes more than one such thirty day "commercial paper" rate, the highest of such rates will be used.

      COMMITMENT EXPIRATION DATE: February 14, 1997; provided, however, that if the Borrowers pay the Unused Availability Fee on February 14, 1997, and no Event of Default occurs prior to February 15, 1997, the Commitment Expiration Date shall be extended to December 31, 1997.

      COMMITMENT FEE: the meaning specified in Section 2.04.

      COMMITMENTS: the First Commitment, the Second Commitment, the Third Commitment, the Fourth Commitment, the Fifth Commitment, the Sixth Commitment and the Seventh Commitment.

      COMMONLY CONTROLLED ENTITY: the meaning specified in Section 4.12.

      CORPORATE OVERHEAD: sums expended by the Borrowers (a) in paying the salary of Norman Feuer, President of the Parent and the Borrowers, (b) in reimbursing the Parent for usual and customary business expenses incurred in the ordinary course of business for business travel

                                       2
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and reasonable accounting, office and secretarial expense incurred by the
Parent on behalf of the Borrowers, and (c) in making any dividend payments or other distributions to the Parent for the purpose of funding dividends payable by the Parent in respect of stock issued pursuant to the Preferred Stock Public Offering.

      CURRENT ASSETS: current assets of a Borrower, determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in Section 6.05. For the purposes of Section 5.03 hereof, Current Assets shall exclude accounts receivable outstanding more than one hundred twenty (120) days from invoice.

      DEFAULT RATE: the meaning specified in Section 9.02.

      EMPLOYEE BENEFIT PLANS; EMPLOYEE PENSION PLAN AND Employee Welfare Plan: the respective meanings specified in Section 4.12.

      ENVIRONMENTAL LAWS: the meaning specified in Section 4.19.

      ERISA: the meaning specified in Section 4.12.

      EVENT OF DEFAULT: the meaning specified in Article VIII.

      FCC: the Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

      FIFTH COMMITMENT: the meaning specified in Section 2.01(a)(v).

      FIFTH NOTE: the Secured Promissory Note of TBTC of even date herewith in the form of Schedule 2.01E hereto, as the same may be amended or extended from time to time.

      FIFTH TERM LOAN: the meaning specified in Section 2.01(a)(v).

      FINAL ORDER: Written action or order issued by the FCC setting forth the consent of the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, consideration, appeal or stay, and the normal time for filing any such requests and for the FCC to set aside the action on its own motion (whether upon reconsideration or otherwise) has expired, or (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired.

      FIRST COMMITMENT: the meaning specified in Section 2.01(a)(i).

      FIRST NOTE: the Secured Promissory Note of TBW and WAC of even date herewith in the form of Schedule 2.01A hereto, as the same may be amended or extended from time to time.

      FIRST TERM LOAN: the meaning specified in Section 2.01(a)(i).

      FISCAL QUARTERS: the three-month periods ending March 31, June 30, September 30 and December 31.

      FISCAL YEAR: the year ending March 31.

      FOURTH COMMITMENT: the meaning specified in Section 2.01(a)(iv).

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      FOURTH NOTE: the Secured Promissory Note of TBS of even date herewith in the form of Schedule 2.01D hereto, as the same may be amended or extended from time to time.

      FOURTH TERM LOAN: the meaning specified in Section 2.01(a)(iv).

      GUARANTEES: the meaning specified in Section 2.05.

      GUARANTORS: the Parent, the Borrowers and all other subsidiaries of the Parent, if any, whether now existing or hereafter arising.

      HAZARDOUS MATERIAL: the meaning specified in Section 4.19.

      INDEBTEDNESS OR INDEBTEDNESS: as applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any Lease which in accordance with generally accepted accounting principles consistently applied would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

      INDEMNITEES: the meaning specified in Section 6.10.

      INTEREST ADJUSTMENT DATE: April 1 of each year commencing April 1, 1998.

      INTEREST EXPENSE: for any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of interest accrued (whether or not paid) during such period by the Borrowers in respect of all Indebtedness for borrowed money and Capital Leases.

      INVOLUNTARY PETITION: the meaning specified in paragraph (1) of Article VIII.

      KVUU/KSSS: KVUU/KSSS, Inc., a Colorado corporation.

      KZSN-AM/FM: radio stations KZSN-AM (licensed to Wichita, Kansas) and KZSN
(FM) (licensed to Hutchinson, Kansas).

      LEASE(S): any lease of, or other periodic payment arrangement for the use or possession of, property (real, personal or mixed).

      LENDER: the meaning specified in the Preamble.

      LICENSES: the meaning specified in Section 4.13.

      LIFE INSURANCE: the meaning specified in Section 2.05.

      LIFE INSURANCE ASSIGNMENT: the meaning specified in Section 2.05.

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      MONTHLY DUE DATES: the meaning specified in Section 2.02.

      MULTIEMPLOYER PLAN: the meaning specified in Section 4.12.

      NET INCOME: for any fiscal period, the net income (or loss) of a Person or Station, as applicable, excluding any extraordinary income or non-cash gains for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles; provided, however, that income and expenses arising from Trades shall be excluded in determining Net Income.

      NET OPERATING INCOME: for any fiscal period, Net Income for such period, after restoring thereto (without duplication) amounts deducted in the computation thereof for (a) depreciation; (b) amortization; (c) Interest Expense; (d) other non-cash expenses determined in accordance with generally accepted accounting principles; (e) Corporate Overhead payments (in an amount not to exceed in the aggregate the maximum amount permitted by Section 5.05(a), if applicable); (f) consulting fees paid to SCMC (in an amount not to exceed in the aggregate the maximum amount permitted by Section 5.05(b)); and (g) taxes in respect of income and profits.

      NOTES: the First Note, the Second Note, the Third Note, the Fourth Note, the Fifth Note, the Sixth Note and the Seventh Note.

      OPERATING LEASE: any Lease (real, personal or mixed) other than Capital Leases.

      PARENT: TRIATHLON BROADCASTING COMPANY, a Delaware corporation.

      PBGC: the meaning specified in Section 4.12.

      PERMITTED INVESTMENTS: (a) investments in property to be used by the Borrowers in the ordinary course of business; (b) Current Assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States or any agency thereof; (d) investments (of 90 days or less) in certificates of deposit of any national bank having capital, surplus and undivided profits in excess of $100,000,000; (e) investments (of 90 days or less) in commercial paper given the highest rating by Standard and Poor's Bond Rating Index or by Moody's Investor Service; (f) shares and certificates redeemable at any time without penalty and funds invested solely in money market instruments placed through national banks within the United States having capital, surplus and undivided profits in excess of $100,000,000; (g) advances to employees in the ordinary course of business for the payment of bona fide, properly documented business expenses to be incurred on behalf of a Borrower in an aggregate amount not to exceed $10,000 outstanding at any time;
(h) loans to Norman Feuer pursuant to Section 7.3 of his Employment Agreement dated August, 1995, in an aggregate amount not to exceed $50,000 minus his Discretionary Bonus (as defined in said Employment Agreement) for the then current year; and (i) subject to the Affiliate Subordination Agreement, loans by a Borrower to another Borrower so long as such loans are evidenced by promissory notes which shall be pledged and delivered to the Lender pursuant to the Security Documents.

      PERSON OR PERSON: any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

      PLEDGED INTERESTS: the meaning specified in Section 10.17.

      POURTALES: Pourtales Radio Partnership, a Colorado general partnership.

                                       5
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      POURTALES HOLDINGS: Pourtales Holdings, Inc., a Colorado corporation.

      POURTALES PURCHASE AGREEMENT: the Amended and Restated Purchase and Sale Agreement dated January 16, 1996, between the Parent, as buyer, and Pourtales, Pourtales Holdings, and KVUU/KSSS, as sellers.

      PREFERRED STOCK: the 5,834,000 Depositary Shares, each representing a one-tenth interest in a share of 9% Mandatory Convertible Preferred Stock, issued by the Parent pursuant to prospectus dated March 4, 1996.

      PREMISES: the meaning specified in Section 4.19.

      PREPAYMENT PENALTY PERCENTAGE: the meaning specified in Section
2.02(b)(ii).

      PURCHASE AGREEMENTS: the agreements described in Sections 4.07(b) through
(h), the Pourtales Purchase Agreement and the TBLR Asset Purchase Agreements.

      PURCHASE MONEY SECURITY AGREEMENT: any agreement pursuant to which a Borrower incurs Indebtedness for the limited purpose of funding the acquisition cost of equipment to be used in the ordinary course of the Borrower's business, and pursuant to which the Borrower grants to the holder of such agreement a security interest only in such equipment and its proceeds to secure only the payment of such Indebtedness.

      RCRA: the meaning specified in Section 4.19.

      REQUIRED FINANCIAL STATEMENTS: the meaning specified in Section 2.03.

      RESTRICTED PAYMENT: any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of Subordinated Debt, or (b) to any Guarantor, Stockholder or other Affiliate of a Borrower or any of their respective Affiliates for any reason whatsoever, including, without limitation, salaries, debt repayment, consulting fees, management fees, expense reimbursements and dividends, distributions and payments in respect of ownership interests in a Borrower.

      SCMC: Sillerman Communications Management Corporation, a New York corporation, its successors and assigns.

      SECOND COMMITMENT: the meaning specified in Section 2.01(b).

      SECOND NOTE: the Secured Promissory Note of TBL of even date herewith in the form of Schedule 2.01B hereto, as the same may be amended or extended from time to time.

      SECOND TERM LOAN: the meaning specified in Section 2.01(b).

      SECURITY DOCUMENT(S): the meaning specified in Section 2.05.

      SENIOR DEBT: at any time, all outstanding Indebtedness of the Borrowers, and each of them, to the Lender, including, without limitation, Indebtedness incurred pursuant to this Agreement.

      SENIOR DEBT SERVICE: for any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of principal and interest and premium, commitment fees and other charges, if any, required to be paid during such period by the Borrowers, and each of them, in respect of Senior Debt.

                                       6
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      SENIOR INTEREST EXPENSE: for any period, all Interest Expense accrued during such period in respect of Senior Debt.

      SEVENTH COMMITMENT: the meaning specified in Section 2.01(a)(vii).

      SEVENTH NOTE: the Secured Promissory Note of TBLR of even date herewith in the form of Schedule 2.01G hereto, as the same may be amended or extended from time to time.

      SEVENTH TERM LOAN: the meaning specified in Section 2.01(a)(vii).

      SFX BROADCASTING: SFX Broadcasting, Inc., a Delaware corporation, its successors and assigns.

      SIXTH COMMITMENT: the meaning specified in Section 2.01(a)(vi).

      SIXTH NOTE: the Secured Promissory Note of TBCS of even date herewith in the form of Schedule 2.01F hereto, as the same may be amended or extended from time to time.

      SIXTH TERM LOAN: the meaning specified in Section 2.01(a)(vi).

      STATION(S): the TBW Stations, the TBL Stations, the TBO Stations, the TBS Stations, the TBTC Stations, the TBCS Stations, and the TBLR Stations.

      STOCKHOLDER(S): the meaning specified in Section 4.15 and all Persons who at any time hold or acquire capital stock of the Borrower.

      SUBORDINATED DEBT: indebtedness subordinated in writing in right of payment to the prior payment of Senior Debt, on terms approved by the Lender in writing.

      SUBORDINATION AGREEMENTS: the meaning specified in Section 2.05, including, without limitation, the Subordination Agreements of even date herewith executed by SCMC and SFX Broadcasting in favor of the Lender.

      SUBSTITUTED STATION(S) : the meaning specified in Section 7.03.

      SURETY: any person who is (or any part of whose assets are) at any time directly or contingently liable for all or any portion of a Borrower's obligations to the Lender hereunder or under the Notes or Security Documents, whether pursuant to a guaranty, an assumption agreement, a pledge agreement, or otherwise and any person to whom a Borrower is at any time indebted if such Indebtedness has been subordinated to Indebtedness of the Borrower to the Lender. The term "Surety" shall include the Guarantors.

      TBCS; TBL; TBLR; TBO; TBS; TBTC; AND TBW: the respective meanings specified in the Preamble.

      TBLR ASSET PURCHASE AGREEMENTS: that certain Asset Purchase Agreement dated February 8, 1996, between Southern Skies Corporation, an Arkansas corporation, and Arkansas Skies Corporation, an Arkansas corporation, as sellers, and the Parent and TBLR, and that certain Asset Purchase Agreement dated July 15, 1996, between Southern Starr of Arkansas, Inc., an Arkansas corporation, and TBLR.

      TBCS STATIONS; TBL STATIONS; TBO STATIONS; TBS STATIONS; TBTC STATIONS; AND TBW STATIONS: the respective meanings specified in Section 4.13.

                                       7
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      TBLR STATIONS: radio stations KOLL-FM (licensed to Maumelle, Arkansas),
KMVK-FM (licensed to Benton, Arkansas) and KSSN-FM (licensed to Little Rock, Arkansas).

      TERM LOANS: the First Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the Fifth Term Loan, the Sixth Term Loan and the Seventh Term Loan.

      THIRD COMMITMENT: the meaning specified in Section 2.01(a).

      THIRD NOTE: the Secured Promissory Note of TBO of even date herewith in the form of Schedule 2.01C hereto, as the same may be amended or extended from time to time.

      THIRD TERM LOAN: the meaning specified in Section 2.01(a).

      TRADES: those assets and liabilities of the Borrowers, and each of them, which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called "trade" or "barter" transactions.

      TRANSACTION DOCUMENTS: the meaning specified in Section 4.02.

      TRANSFERRED STATION(S) : the meaning specified in Section 7.03.

      UNMATURED EVENT OF DEFAULT: any event or condition, which, after notice or lapse of time, or both, would constitute an Event of Default.

      UNUSED AVAILABILITY FEE: the meaning specified in Section 2.04.

      YEAR-TO-DATE: at and as of any date, the amount accrued, earned, received, expended or calculated, as applicable, from the immediately preceding January 1 through such date.

      All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01 hereof; provided, however, that in any event income and expenses arising from Trades shall be excluded in determining Net Income, Net Operating Income and Adjusted Net Operating Income. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders. All references in this Agreement to Articles, Sections, subsections, paragraphs, clauses or Schedules shall refer to the corresponding Articles, Sections, subsections, paragraphs, clauses and Schedules, respectively, contained in or which are attached to or made part of this Agreement, as applicable, unless specific reference is made to the Articles, Sections or other subdivisions of, or Schedules to, another agreement or document.

II.   GENERAL TERMS

      Section 2.01. Term Loans.

      (a) (i) First Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "FIRST TERM LOAN") to TBW, and TBW agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to Seven Million Dollars ($7,000,000.00) (the "FIRST COMMITMENT"). The First Term Loan shall be evidenced by the First Note.

      (ii) Second Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "SECOND TERM LOAN") to TBL, and TBL

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agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to Seven Million Dollars ($7,000,000.00) (the "SECOND COMMITMENT"). The Second Term Loan shall be evidenced by the Second Note.

      (iii) Third Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "THIRD TERM LOAN") to TBO, and TBO agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to Five Million Dollars ($5,000,000.00) (the "THIRD COMMITMENT"). The Third Term Loan shall be evidenced by the Third Note.

      (iv) Fourth Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "FOURTH TERM LOAN") to TBS, and TBS agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to Eight Million Dollars ($8,000,000.00) (the "FOURTH COMMITMENT"). The Fourth Term Loan shall be evidenced by the Fourth Note.

      (v) Fifth Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "FIFTH TERM LOAN") to TBTC, and TBTC agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to One Million Dollars ($1,000,000.00) (the "FIFTH COMMITMENT"). The Fifth Term Loan shall be evidenced by the Fifth Note.

      (vi) Sixth Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "SIXTH TERM LOAN") to TBCS, and TBCS agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to Six Million Dollars ($6,000,000.00) (the "SIXTH COMMITMENT"). The Sixth Term Loan shall be evidenced by the Sixth Note.

      (vii) Seventh Term Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make a loan (the "SEVENTH TERM LOAN") to TBLR, and TBLR agrees to borrow from the Lender, on or before the Commitment Expiration Date, the aggregate principal amount of up to Six Million Dollars ($6,000,000.00) (the "SEVENTH COMMITMENT"). The Seventh Term Loan shall be evidenced by the Seventh Note.

      (b) Aggregate Commitment. Notwithstanding any provision contained herein to the contrary, (i) the aggregate amount of all Commitments of the Lender hereunder shall not exceed Forty Million Dollars ($40,000,000.00), and
(ii) the Lender shall have no obligation to make any Advance if, at the time of the requested Advance, the sum of (A) the principal amount of the requested Advance, plus (B) the aggregate principal amount of all Advances theretofore made by the Lender pursuant hereto plus (C) the outstanding unpaid principal balance of all other Indebtedness of the Parent and the Borrowers, exceeds (Y)
5.50 multiplied by (Z) the Borrowers' Net Operating Income for the most recent trailing twelve (12) month period (certified by the Borrowers to the Lender's reasonable satisfaction) plus identifiable operating expense savings resulting from Borrowers' acquisition of such stations, validated to the Lender's satisfaction.

      Section 2.02. Repayment of Principal; Prepayment.

      (a) Principal in Respect of Term Loans. Each Term Loan shall be payable by the Borrower who borrowed the proceeds thereof, without setoff, deduction or counterclaim in consecutive monthly installments on the first day of each month (the "MONTHLY DUE DATES") commencing July 1, 1997, or, if the Commitment Expiration Date has been extended beyond July 1, 1997, and no Advance has been made in respect to such Term Loan prior to July 1, 1997, the first day of the first month following the date of funding such Term Loan, and continuing in each case until March 1, 2002, when all remaining outstanding principal and accrued interest thereon, and all outstanding and unpaid fees and charges due to the Lender, shall be due and payable in full without setoff, deduction or counterclaim. Monthly payments of principal in respect of each Term Loan shall be in the amounts set forth below:

                                           Amount of Monthly Principal Payment
                                            of each Term Loan (Expressed as a
                                           Percentage of Total Principal Amount
  Monthly Due Dates During the Period              of such Term Loan)
  -----------------------------------      ------------------------------------

  July 1, 1997 through March 1, 1998              0.23% of such Term Loan
  April 1, 1998 through March 1, 1999             0.40% of such Term Loan
  April 1, 1999 through March 1, 2000             0.48% of such Term Loan
  April 1, 2000 through March 1, 2001             0.53% of such Term Loan
  April 1, 2001 through February 1, 2002          0.59% of such Term Loan
  March 1, 2002                             The then outstanding and unpaid
                                            principal balance of the Term Loan.

      (b) Voluntary Prepayments.

          (i) Subject to the provisions hereof, the Borrowers may at any time prepay the principal of the Notes, in whole or in part from time to time upon not less than five (5) business days prior written notice to the Lender, provided that any voluntary prepayment shall be an integral multiple of Five Hundred Thousand Dollars ($500,000.00) or such lesser amount as equals the then outstanding principal amount of the Notes. Except as provided in Section 2.02(b)(ii), each prepayment shall be without premium or penalty. Each such notice shall specify the prepayment date and the principal amount of the Notes to be prepaid. All prepayments shall, unless otherwise determined by the Lender, be applied first to prepayment penalties, second to accrued but unpaid interest, late charges and fees, then to prepayments of installments of principal of the Notes being prepaid in the inverse order of maturity thereof. The Lender shall have no obligation to relend principal balances repaid or prepaid.

          (ii)  Notwithstanding the foregoing, but subject to the provisions of
      Section 2.02(b)(iii) and (iv) hereof, any prepayment of an Advance made prior to the third anniversary of the date such Advance is made shall, to the extent permitted by applicable law, be accompanied by the payment of a prepayment penalty calculated as a percentage (the "PREPAYMENT PENALTY PERCENTAGE") of the principal amount of the Advance being prepaid based upon the following schedule:

                                                         The Prepayment Penalty
                    If Prepayment Occurs:                 Percentage shall be:
                    ---------------------                 -------------------
      Prior to the first anniversary of the date of such           2.0%
      Advance
      On or after the first anniversary, but prior to the          1.5%
      second anniversary, of the date of such Advance
      On or after the second anniversary, but prior to             1.0%
      the third anniversary, of the date of such Advance

          (iii) Notwithstanding the provisions of the preceding Section 2.02(b)(ii), any prepayment of an Advance made solely from or with either
      (A) the proceeds of a loan made by the Lender to the Borrowers, or (B) identifiable Net Income generated by the Stations and retained by the Borrowers shall not be subject to the prepayment penalty.

          (iv) Notwithstanding the provisions of Section 2.02(b)(ii), no prepayment penalty shall be payable in connection with any prepayment which occurs within six (6) months of the date that the Lender first rejects in writing the Parent's written application to the Lender for additional credit facilities to the Parent and its wholly-owned subsidiaries (including the Borrowers) in an aggregate amount of up to $80,000,000 for the purpose of financing additional radio station acquisitions by the Parent and its wholly-owned subsidiaries if the following conditions are satisfied as of the date of such application:

               (A) no Event of Default has occurred hereunder (except for such Events of Default as have been waived by the Lender in writing);

               (B) the creditworthiness of the Parent and its wholly-owned subsidiaries (including the Borrowers) who apply to be obligors with respect to or recipients or beneficiaries of such requested additional credit facilities and the terms of the proposed credit and acquisition transactions comply with the Lender's then current market norms for similar transactions; and

               (C) the sum of the requested additional credit facilities plus outstanding Senior Debt is equal to or less than five (5) times the most recent trailing twelve (12) months' Net Operating Income of the Stations then owned and operated by the Borrowers and the radio stations to be acquired with the proceeds of the requested loans.

      (c) Extension of Term Loans' Repayment Schedule.

      Notwithstanding any provision contained herein to the contrary, the Borrowers may, subject to the terms and conditions hereof, extend the repayment term of all Term Loans (but not less than all of the Term Loans) by an additional sixty (60) months conditional upon satisfaction of all of the following conditions:

      (i) The Borrowers shall have exercised the foregoing option in writing in respect of all Term Loans in the form of Schedule 2.02A hereto, signed by the Borrowers and Guarantors and delivered to the Lender, on or before September 1, 2001 (but not earlier than the date that the Lender receives the Required Financial Statements as of June 30, 2001). The Lender shall review the renewal request and notify the Borrowers on or before the date which is sixty (60) days after the Lender's receipt of a proper renewal request and all other information requested by the Lender (but not later than December 1, 2001), whether the Borrowers qualify for such renewal, and if such notification is positive, the Borrowers shall, on or before December 15, 2001, confirm their intent to renew the Term Loans by sending a written notice to such effect to the Lender;

      (ii) (A) The Borrowers shall have paid to the Lender on September 1, 2001, an extension fee equal to one percent (1%) of the outstanding unpaid principal balance of the outstanding Term Loans calculated as of March 1, 2002 (after taking into account the scheduled principal payments required to be made between September 1, 2001, and March 1, 2002, and the principal payment required to be made pursuant to clause (B) hereof), and (B) each Borrower shall have paid to the Lender on March 1, 2002, (1) a principal payment equal to 0.59% of the original principal amount of its Term Loan to be applied to the unpaid principal balance of its

Term Loan, in lieu of the balloon payment of the Term Loan otherwise due and payable on such date, (2) all accrued and unpaid interest under its Note as of March 1, 2002, and (3) all other fees, charges and expenses then due and payable by the Borrower;

      (iii) No Event of Default shall have occurred during the period from the date of making the first Advance through March 1, 2002, and on and as of March 1, 2002, there shall not be in existence either an Event of Default or an Unmatured Event of Default;

      (iv) The Borrowers shall have executed and delivered to the Lender or caused to be executed and delivered to the Lender, such additional agreements and opinions as the Lender shall require (including, without limitation, the documents described on Schedule 2.02B hereto) to evidence and confirm that the Notes, as extended, are entitled to the continuing benefits and priorities of this Agreement and the Security Documents, and all other agreements relating thereto, an amendment to this Agreement in form and substance acceptable to the Lender including therein such amendments to Articles I and V hereof as the Lender shall require for the extended term of this Agreement (such amendments to Articles I and V to be negotiated and agreed upon by the parties prior to December 15, 2001) and amendments to the Notes which will require continuing monthly payments of accrued interest on the Monthly Due Dates commencing April 1, 2002, and monthly amortization of the remaining unpaid principal balance of the Term Loans at an amortization rate acceptable to the Lender (such amendments to be negotiated and agreed upon by the parties prior to December 1,
2001); provided, however, that the then remaining and unpaid principal balance of the Term Loans, if not sooner paid, shall be due and payable in full on March 1, 2007; and

      (v) The Lender shall have received written evidence reasonably satisfactory to the Lender and its counsel that all Leases covering tower and transmitter sites used by the Stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

This Agreement, the Notes, the Security Documents and all other agreements relating to the transactions contemplated hereby, as so amended, shall in all respects remain in full force and effect until final payment in full of all Senior Debt.

      Section 2.03. Applicable Interest Rate; Payment of Interest.

      (a) Base Rate. (i) Subject to the provisions of Section 9.02 hereof, the outstanding principal balance of each Term Loan shall bear interest from the date of the first Advance thereof until payment in full, both before and after maturity, at a rate per annum equal to the Base Rate calculated from time to time in accordance with this Section 2.03.

      (ii) From the date hereof until the first Interest Adjustment Date, the Base Rate shall be equal to four and one-quarter percentage points (4.25%) in excess of the Commercial Paper Rate.

      (iii) Subject to the provisions of Section 9.02 hereof, from and after the first Interest Adjustment Date and from and after each subsequent Interest Adjustment Date, subject to the provisions of Section 2.03(a)(iv) hereof, the Base Rate applicable to the Fiscal Year commencing on an Interest Adjustment Date, shall be calculated as the Commercial Paper Rate plus a number of percentage points (the "APPLICABLE MARGIN") set forth below if and only if the Borrowers provide the Required Financial Statements in a timely manner as required by Section 6.05 hereof and the ratio of (A) the outstanding principal balance of the Borrowers' Senior Debt on and as of the March 31 immediately preceding such Interest Adjustment Date, to (B) the Borrowers' Net Operating Income calculated for the twelve-month period ending on March 31 immediately preceding such Interest Adjustment Date, is less than the corresponding amounts set forth below:

           If the Ratio of Senior Debt to          The Applicable Margin
              Net Operating Income Is:                    will be:
              ------------------------                    --------
   Greater than 4.75:1.00                                  4.25%
   Greater than 4.00:1.00, but equal to or less            4.00%
   than 4.75:1.00
   Equal to or less than 4.00:1.00                         3.75%

provided, however, that if the ratio of the Borrowers' Senior Debt to the Borrowers' Net Operating Income as of any Interest Adjustment Date is equal to or less than 4.75:1.00, but as of such Interest Adjustment Date there exists either an Event of Default or an Unmatured Event of Default which is not thereafter cured by the Borrowers before becoming an Event of Default, then the Applicable Margin will be four and one-quarter percentage points (4.25%). Notwithstanding any provision contained herein to the contrary, if the Borrowers do not qualify for the Commercial Paper Rate plus an Applicable Margin as of any Interest Adjustment Date due solely to the Borrowers' failure to deliver the Required Financial Statements on a timely basis as required by
Section 6.05 hereof, the Base Rate shall, until the Lender's receipt of the Required Financial Statements and determination of the Applicable Margin through the next succeeding Interest Adjustment Date, be the Commercial Paper Rate plus four and one-quarter percentage points (4.25%).

      (iv) Except as provided in the last sentence of Section 2.03(a)(iii), the determination and calculation of the Base Rate as of any Interest Adjustment Date and for the twelve-month period commencing on the Interest Adjustment Date shall be based on the annual financial statements for the Fiscal Year ending on the March 31 immediately preceding such Interest Adjustment Date and the compliance certificate delivered to the Lender pursuant to Section 6.05(a) and
(c) hereof (collectively, the "REQUIRED FINANCIAL STATEMENTS") for such period. The applicable interest rate for the twelve-month period commencing on an Interest Adjustment Date shall be effective as of the Interest Adjustment Date, without regard to the actual date of receipt of the Required Financial Statements so long as the Required Financial Statements are delivered to the Lender in a timely manner as required by Section 6.05 hereof; if, however, the Required Financial Statements are not delivered to the Lender in a timely manner as required by Section 6.05 hereof, the interest rate set forth in the last sentence of Section 2.03(a)(iii) shall apply until the date of receipt of the Required Financial Statements at which time the interest rate adjustment shall become effective, but without any possibility of retroactive adjustment for the period from the Interest Adjustment Date to the date of receipt of the Required Financial Statements. If the Borrowers qualify for a retroactive reduction in the applicable interest rate, the Lender shall credit any excess interest paid since the immediately preceding Interest Adjustment Date against the first interest payment due after the Lender's receipt of the Required Financial Statements. If the applicable interest rate is increased retroactively, the Borrowers shall pay any deficiency in accrued interest at the higher rate within fifteen (15) days of receipt of the Lender's invoice therefor.

      (b) Payment Dates. Interest on the Notes shall be payable monthly in arrears without setoff, deduction or counterclaim on the Monthly Due Dates and at maturity, whether by reason of acceleration, payment, prepayment or otherwise. If the initial Advance in respect of a Term Loan is made on or before the 15th day of the month, the first interest payment in respect of such Term Loan will be due on the first Monthly Due Date occurring after the date of such Advance; in all other cases, the first interest payment in respect of a Term Loan will be the second Monthly Due Date occurring after the date of such initial Advance.

      (c) Interest Calculations. Interest shall be computed on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed. Each change in the interest rate hereunder and under the Notes which is tied to the Commercial Paper Rate shall take effect without notice as of the first (1st) day of each month based upon the first such Commercial Paper Rate published for such month by The Wall Street Journal.

      (d) Default Rate. The interest rate in effect from time to time is also subject to increase from time to time in accordance with the provisions of
Section 9.02.

      Section 2.04. Commitment Fee; Closing Fee; Unused Availability Fee.

      (a) In consideration of the Lender entering into this Agreement, the Borrowers agree jointly and severally to pay to the Lender a non-refundable commitment fee (the "COMMITMENT FEE") of $155,000, and in consideration of the Lender making the first Advance hereunder, the Borrowers agree jointly and severally to pay to the Lender at the time of such Advance, a non-refundable closing fee in the amount of $155,000 (the "CLOSING FEE"). Any earnest money deposit heretofore paid by the Borrowers to the Lender shall be credited against the Borrowers' obligations under Section 10.02 hereof, and the balance, if any, to the Commitment Fee.

      (b) The Borrowers agree jointly and severally to pay to the Lender on February 14, 1997, a fee (the "UNUSED AVAILABILITY FEE") equal to one-half of one percent (0.5%) of the amount calculated as Forty Million Dollars ($40,000,000.00) minus the aggregate principal amount of all Advances made hereunder prior to February 14, 1997.

      Section 2.05. Security for the Notes.

      Each Borrower's obligations and indebtedness to the Lender hereunder and under the Note to which it is a party shall be secured at all times by:

      (a) a Security Agreement of such Borrower of even date herewith granting to the Lender a continuing first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property and fixtures of such Borrower (except for licenses and permits issued by the FCC to the extent it is unlawful to grant a security interest in such licenses and permits), subject only to any prior liens expressly permitted under this Agreement;

      (b) first mortgages or deeds of trust on all presently owned and hereafter acquired real estate owned by such Borrower, subject only to any prior liens expressly permitted under this Agreement, together with mortgagee's title insurance policies acceptable to the Lender;

      (c) first priority perfected collateral assignments of, or leasehold mortgages or deeds of trust in respect of, all real estate leases in which such Borrower now has or may in the future have an interest, subject only to any prior liens expressly permitted under this Agreement, together with such third party consents, lien waivers and estoppel certificates as the Lender shall reasonably require;

      (d) one or more Pledge Agreements executed by all stockholders of such Borrower effecting thereby a first priority perfected pledge of (i) all presently outstanding and hereafter issued shares of capital stock of the Borrower, (ii) all voting trust certificates issued in respect of the capital stock of the Borrower, or any extension or renewal thereof, and (iii) all warrants, options and other rights to acquire any such shares;

      (e) first priority perfected collateral assignments of such construction contracts, management agreements, programming agreements, network affiliation agreements, joint sales agreements, local marketing agreements, licenses, permits, authorizations and agreements as the Lender shall deem necessary to protect its interests, subject only to any prior license expressly permitted under this Agreement, together with such third party consents, lien waivers and estoppel certificates as the Lender shall reasonably require;

      (f) the subordination in favor of the Lender, pursuant to subordination agreements satisfactory to the Lender in form and substance (collectively the "AFFILIATE SUBORDINATION AGREEMENTS"), of all indebtedness of such Borrower to any Affiliates of such Borrower, designated by the Lender;

      (g) the subordination in favor of the Lender, pursuant to subordination agreements satisfactory to the Lender in form and substance (collectively, the "SUBORDINATION AGREEMENTS"), of all indebtedness of such Borrower to any lenders to such Borrower and any creditors of such Borrower holding a note or non-competition agreement executed by the Borrower, as obligor thereunder, designated by the Lender, together with UCC-3 and such other lien subordination documents as the Lender shall require;

      (h) the joint and several, absolute and unconditional guaranties of the Guarantors (the "GUARANTEES"), which shall be secured by blanket liens on all real and personal property of the Guarantors; and

      (i) a collateral assignment (the "LIFE INSURANCE ASSIGNMENT") of life insurance on the life of Norman Feuer in an amount not less than $2,500,000 (the "LIFE INSURANCE").

      All agreements and instruments described or contemplated in this Section 2.05, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and each Borrowers' obligations hereunder or otherwise executed in connection with this Agreement, shall in all respects be acceptable to the Lender and its special counsel in form and substance, and such agreements and instruments, as the same may be amended from time to time, are sometimes hereinafter referred to collectively as the "SECURITY DOCUMENTS" and individually as a "SECURITY DOCUMENT". Each Borrower agrees to take such action as the Lender may reasonably request from time to time in order to cause the Lender to be secured at all times as described in this Section 2.05, and the Lender's security interests to be perfected at all times.

      Section 2.06. Use of Proceeds.

      The proceeds of the Term Loans shall be used by the Borrowers exclusively in accordance with Schedule 2.06 attached hereto and made a part hereof.

III.  CONDITIONS OF MAKING THE TERM LOANS

      Section 3.01 Conditions to Closing.

      The obligation of the Lender to make an Advance in respect of any Term Loan hereunder is subject to the following conditions:

      (a) The representations and warranties set forth in this Agreement and in the Security Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the date each Term Loan is made, and the Borrowers shall have performed all obligations which were to have been performed by them hereunder prior to the date the Term Loan is made.

      (b) The Borrowers shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons) the following:

          (i)   The Notes;

          (ii) The Security Documents, together with any other documents required or contemplated by the terms thereof;

          (iii) Certified copies of resolutions of the Board of Directors and Stockholders of each Borrower authorizing the execution and delivery of this Agreement, the Notes and the Security Documents, as applicable;

          (iv) A copy of the corporate charter or articles of incorporation, certified by the Secretary of State of the state of organization, of each Borrower;

          (v)    A certified copy of the by-laws of each Borrower;

          (vi) Certificates of good standing (both as to corporation law and tax matters) issued by the state in which each Borrower is organized and any other state in which it is authorized, qualified or required to be qualified to transact business;

          (vii) True and correct copies of all material consents, contracts, licenses, instruments and other documents specified in Schedules 4.04, 4.13, 4.14 and 4.15;

          (viii) Certificates of insurance evidencing the Life Insurance and evidencing all other insurance coverage and policy provisions required in this Agreement and the Security Documents;

          (ix) A pay-off letter, UCC termination statements and mortgage and lien releases from all lenders and creditors who are being paid with the proceeds of the Term Loans;

          (x) The Financial Consulting Agreement between SCMC, SFX Broadcasting and the Parent, the Joint Sales Agreement between Pourtales Holdings, Springs Radio, Inc., KVUU/KSSS and Citadel Broadcasting Company, the Programming Agreement between Springs Radio, Inc., KVUU/KSSS and the Parent, the Employment Agreement between the Parent and Norman Feuer, all other joint sales agreements, local marketing agreements and similar agreements to which the Parent or any Borrower is a party, and such other agreements as the Lender shall require; and

          (xi) Such other supporting documents and certificates as the Lender may reasonably request, including, without limitation, current financial statements of each Borrower, engineering reports, appraisals and environmental and Hazardous Material assessments, reports and questionnaires as the Lender may reasonably request.

      (c) The Borrowers shall have paid the Commitment Fee and the Closing Fee to the Lender.

      (d) The Lender shall have received the favorable written opinions of general counsel for the Borrowers and the Parent and FCC counsel for the Borrowers and the Parent dated the date of the Term Loans, satisfactory to the Lender in scope and substance.

      (e) The Lender shall have received current financial statements of the Parent in form and substance acceptable to the Lender.

      (f) The Lender shall have received (i) engineering reports on the Stations in form and substance acceptable to the Lender, and (ii) environmental questionnaires and other evidence satisfactory to the Lender confirming the absence of any Hazardous Material on the Premises.

      (g) The Lender shall have received written evidence reasonably satisfactory to the Lender and its counsel that, except as otherwise disclosed in Schedule 4.21, all Leases covering tower and transmitter sites used by the Stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

      (h) The Lender, at its option, shall have completed on-site cash flow audits of the Stations for the Fiscal Year ending March 31, 1996.

      (i) The Lender shall have received evidence satisfactory to the Lender that the Borrowers have raised in the aggregate not less than $50,000,000 in cash equity from the Parent on terms acceptable to the Lender, and that the allocation of such equity among the Borrowers is acceptable to the Lender.

      (j) All legal matters incident to the transactions hereby contemplated shall be satisfactory to special counsel for the Lender.

      (k) Neither an Event of Default nor an Unmatured Event of Default shall have occurred and be continuing.

      (l) The Borrowers and the Parent shall have not less than $2,000,000 of working capital in the form of unrestricted available cash on hand in the form of collected funds in unrestricted and available demand deposit accounts, free and clear of all security interests, liens and encumbrances except security interests in favor of the Lender.

      (m) Each Borrower shall have executed and delivered to the Lender a Request for Advance in the form of Schedule 3.01 hereto.

      (n) The amount of the requested Advance does not exceed the limit set forth in Section 2.01(b).

      Section 3.02. Subsequent Advances.

      The obligation of the Lender to make any subsequent Advance in respect of the Term Loans is subject to the following conditions precedent:

      (a) All warranties and representations set forth in this Agreement shall be true and accurate as of the date such Advance is requested to be made.

      (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall result from the requested Advance.

      (c) There shall not have occurred in the Lender's reasonable opinion, any material adverse change in the financial condition or business operations of the Borrowers from that reflected in the financial data provided to Lender as of September 30, 1996.

      (d) The amount of the requested Advance, when added to (i) the original principal amount of all other Advances made pursuant hereto, and (ii) the outstanding unpaid principal balance of all other Indebtedness of the Borrowers and the Parent shall not exceed the limit set forth in Section 2.01(b).

      (e) The Borrower requesting such Advance shall have executed and delivered to the Lender a completed Request for Advance in the form of Schedule 3.01.

      Section 3.03. Fourth Term Loan. The obligation of the Lender to make the Fourth Term Loan is subject to the satisfaction of the following conditions precedent:

      (a) The Borrowers shall have satisfied all conditions set forth in Sections 3.01 and 3.02 and shall have delivered a completed Request for Advance in the form of Schedule 3.02.

      (b) The Borrowers shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons):

          (i) True, correct and complete copies of all material consents, contracts, FCC Licenses, instruments and other documents relating to the TBS Stations;

          (ii) Certificates of insurance evidencing all insurance coverage and policy provisions required by this Agreement and the Security Documents with respect to such radio stations;

          (iii) Such Security Documents, pay-off letters, lien releases and other documents as the Lender shall require to grant, confirm, evidence and perfect in the Lender's favor perfected, first priority liens and security interests in all assets and property used or useful in the operation of, or relating to, such radio stations; and

          (iv) Such other supporting documents and certificates as the Lender and its special counsel may reasonably require, including, without limitation, engineering reports, appraisals, environmental assessments, reports and questionnaires.

      (c) The Lender shall have received the favorable written opinions of Borrowers' counsel and FCC counsel in connection with the acquisition of such radio stations, dated the date of the Fourth Term Loan, satisfactory to the Lender in scope and substance.

      (d) The Lender shall have received satisfactory opinions and evidence that the acquisition of such radio stations has been approved by the FCC pursuant to and as evidenced by a Final Order of the FCC.

      (e) The Lender shall have received written evidence satisfactory to the Lender and its counsel that, except as disclosed in Schedule 4.21, all Leases covering tower and transmitter sites used by such radio stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

      (f) The Lender shall have received updated financial statements of the Parent and each Borrower in form and scope acceptable to the Lender, and updated financial statements in form and scope acceptable to the Lender with respect to the radio broadcast properties which are to be acquired with the proceeds of the requested Advance.

      Section 3.04. Fifth Term Loan. The obligation of the Lender to make the Fifth Term Loan is subject to the satisfaction of the following conditions precedent:

      (a) The Borrowers shall have satisfied all conditions set forth in Sections 3.01 and 3.02 and shall have delivered a completed Request for Advance in the form of Schedule 3.02.

      (b) The Borrowers shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons):

          (i) True, correct and complete copies of all material consents, contracts, FCC Licenses, instruments and other documents relating to the TBTC Stations;

          (ii) Certificates of insurance evidencing all insurance coverage and policy provisions required by this Agreement and the Security Documents with respect to such radio stations;

          (iii) Such Security Documents, pay-off letters, lien releases and other documents as the Lender shall require to grant, confirm, evidence and perfect in the Lender's favor perfected, first priority liens and security interests in all assets and property used or useful in the operation of, or relating to, such radio stations; and

          (iv) Such other supporting documents and certificates as the Lender and its special counsel may reasonably require, including, without limitation, engineering reports, appraisals, environmental assessments, reports and questionnaires.

      (c) The Lender shall have received the favorable written opinions of Borrowers' counsel and FCC counsel in connection with the acquisition of such radio stations, dated the date of the Fifth Term Loan, satisfactory to the Lender in scope and substance.

      (d) The Lender shall have received satisfactory opinions and evidence that the acquisition of such radio stations has been approved by the FCC pursuant to and as evidenced by a Final Order of the FCC.

      (e) The Lender shall have received written evidence satisfactory to the Lender and its counsel that, except as disclosed in Schedule 4.21, all Leases covering tower and transmitter sites used by such radio stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

      (f) The Lender shall have received updated financial statements of the Parent and each Borrower in form and scope acceptable to the Lender, and updated financial statements in form and scope acceptable to the Lender with respect to the radio broadcast properties which are to be acquired with the proceeds of the requested Advance.

      Section 3.05. Sixth Term Loan. The obligation of the Lender to make the Sixth Term Loan is subject to the satisfaction of the following conditions precedent:

      (a) The Borrowers shall have satisfied all conditions set forth in Sections 3.01 and 3.02 and shall have delivered a completed Request for Advance in the form of Schedule 3.01.

      (b) The Borrowers shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons):

          (i) True, correct and complete copies of all material consents, contracts, FCC Licenses, instruments and other documents relating to the TBCS Stations;

          (ii) Certificates of insurance evidencing all insurance coverage and policy provisions required by this Agreement and the Security Documents with respect to such radio stations;

          (iii) Such Security Documents, pay-off letters, lien releases and other documents as the Lender shall require to grant, confirm, evidence and perfect in the Lender's favor perfected, first priority liens and security interests in all assets and property used or useful in the operation of, or relating to, such radio stations; and

          (iv) Such other supporting documents and certificates as the Lender and its special counsel may reasonably require, including, without limitation, engineering reports, appraisals, environmental assessments, reports and questionnaires.

      (c) The Lender shall have received the favorable written opinions of Borrowers' counsel and FCC counsel in connection with the acquisition of such radio stations, dated the date of the Sixth Term Loan, satisfactory to the Lender in scope and substance.

      (d) The Lender shall have received satisfactory opinions and evidence that the acquisition of such radio stations has been approved by the FCC pursuant to and as evidenced by a Final Order of the FCC.

      (e) The Lender shall have received written evidence satisfactory to the Lender and its counsel that, except as disclosed in Schedule 4.21, all Leases covering tower and transmitter sites used by such radio stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

      (f) The Lender shall have received updated financial statements of the Parent and each Borrower in form and scope acceptable to the Lender, and updated financial statements in form and scope acceptable to the Lender with respect to the radio broadcast properties which are to be acquired with the proceeds of the requested Advance.

      Section 3.06. Seventh Term Loan. The obligation of the Lender to make the Seventh Term Loan is subject to the satisfaction of the following conditions precedent:

      (a) The Borrowers shall have satisfied all conditions set forth in Sections 3.01 and 3.02 and shall have delivered a completed Request for Advance in the form of Schedule 3.02.

      (b) The Borrowers shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons):

          (i) True, correct and complete copies of all material consents, contracts, FCC Licenses, instruments and other documents relating to the TBLR Stations;

          (ii) Certificates of insurance evidencing all insurance coverage and policy provisions required by this Agreement and the Security Documents with respect to such radio stations;

          (iii) Such Security Documents, pay-off letters, lien releases and other documents as the Lender shall require to grant, confirm, evidence and perfect in the Lender's favor perfected, first priority liens and security interests in all assets and property used or useful in the operation of, or relating to, such radio stations; and

          (iv) Such other supporting documents and certificates as the Lender and its special counsel may reasonably require, including, without limitation, engineering reports, appraisals, environmental assessments, reports and questionnaires.

      (c) The Lender shall have received the favorable written opinions of Borrowers' counsel and FCC counsel in connection with the acquisition of such radio stations, dated the date of the Seventh Term Loan, satisfactory to the Lender in scope and substance.

      (d) The Lender shall have received satisfactory opinions and evidence that the acquisition of such radio stations has been approved by the FCC pursuant to and as evidenced by a Final Order of the FCC.

      (e) The Lender shall have received written evidence satisfactory to the Lender and its counsel that, except as disclosed in Schedule 4.21, all Leases covering tower and transmitter sites used by such radio stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

      (f) The Lender shall have received updated financial statements of the Parent and each Borrower in form and scope acceptable to the Lender, and updated financial statements in form and scope acceptable to the Lender with respect to the radio broadcast properties which are to be acquired with the proceeds of the requested Advance.

      Section 3.07. First Term Loan.

      The Lender shall have no obligation to make any Advances in respect to the First Term Loan in excess of One Million Dollars ($1,000,000.00) in the aggregate until such time as TBW satisfies the following additional conditions precedent:

      (a) The Borrowers shall have satisfied all conditions set forth in Sections 3.01 and 3.02 and shall have delivered a completed Request for Advance in the form of Schedule 3.02.

      (b) The Borrowers shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons):

          (i) True, correct and complete copies of all material consents, contracts, FCC Licenses, instruments and other documents relating to KZSN-AM/FM;

          (ii) Certificates of insurance evidencing all insurance coverage and policy provisions required by this Agreement and the Security Documents with respect to such radio stations;

          (iii) Such Security Documents, pay-off letters, lien releases and other documents as the Lender shall require to grant, confirm, evidence and perfect in the Lender's favor perfected, first priority liens and security interests in all assets and property used or useful in the operation of, or relating to, such radio stations; and

          (iv) Such other supporting documents and certificates as the Lender and its special counsel may reasonably require, including, without limitation, engineering reports, appraisals, environmental assessments, reports and questionnaires.

      (c) The Lender shall have received the favorable written opinions of Borrowers' counsel and FCC counsel in connection with the acquisition of such radio stations, dated the date of such Advance, satisfactory to the Lender in scope and substance.

      (d) The Lender shall have received satisfactory opinions and evidence that the acquisition of such radio stations has been approved by the FCC pursuant to and as evidenced by a Final Order of the FCC.

      (e) The Lender shall have received written evidence satisfactory to the Lender and its counsel that, except as disclosed in Schedule 4.21, all Leases covering tower and transmitter sites used by such radio stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through April 1, 2007.

      (f) The Lender shall have received updated financial statements of the Parent and each Borrower in form and scope acceptable to the Lender, and updated financial statements in form and scope acceptable to the Lender with respect to the radio broadcast properties which are to be acquired with the proceeds of the requested Advance.

IV.   REPRESENTATIONS AND WARRANTIES

      The Borrowers hereby jointly and severally represent and warrant to the Lender (which representations and warranties shall survive the delivery of the Notes and the making of the Term Loans) that:

      Section 4.01. Financial Statements.

      The Borrowers have heretofore furnished to the Lender the combined and individual balance sheets of the Borrowers as of September 30, 1996, and the statement of operations, changes in stockholders' equity and changes in financial position of the Borrowers for the fiscal year or other period ending on such date. Said financial statements and balance sheet have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and are complete and correct in all material respects and fairly present the financial condition of the Borrowers as at said dates and the results of operations of the Borrowers for the periods indicated. Since September 30, 1996, there has occurred no material adverse change in any Borrower's business, assets, properties or condition (financial or otherwise) other than as disclosed in said balance sheets and financial statements. No Borrower has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically mentioned in the foregoing financial statements. All financial projections submitted to the Lender by the Borrowers are reasonable in light of all information presently known by the Borrowers.

      Section 4.02. Organization, Etc.

      Each Borrower (a) is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to transact business in each jurisdiction where the nature of its activities requires such qualification, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its obligations under, the Asset Purchase Agreement, this Agreement, the Notes and the Security Documents (collectively, the "Transaction Documents") to which it is a party or signatory, and (d) except for the capital stock acquisitions pursuant to the Pourtales Purchase Agreement, has no subsidiaries as of the date hereof. Effective November 1, 1996, Wichita Acquisition Corp., a New York corporation, merged into TBW, and TBW is the surviving entity after such merger.

      Section 4.03. Authorization; Compliance, Etc.

      The execution and delivery of, and the performance by each Borrower of its obligations under, the Transaction Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government (including, without limitation, the FCC), the corporate charter, article of incorporation or by-laws of such Borrower or any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of the Borrowers who are signatories thereto, enforceable against the Borrowers in accordance with its terms.

      Section 4.04. Governmental and Other Consents.

      Except as described in Schedule 4.04 hereto, no Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, including, without limitation, the FCC, or any other Person, in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents, except for (a) filing of certain of the Transaction Documents with the FCC, (b) from time to time, FCC authorizations or filings required in the ordinary course of business of the Borrowers and (c) FCC consents and filings required in connection with the exercise of certain rights and remedies under the Security Documents. All consents, approvals and authorizations described in
Schedule 4.04 have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

      Section 4.05. Litigation.

      Except as disclosed in Schedule 4.05 hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including, without limitation, the FCC or any arbitration board or tribunal, now pending or, to the knowledge of the Borrowers, threatened (nor is any basis therefor known to the Borrowers), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, or (b) against or affecting any Borrower which, if adversely determined, either in any case or in the aggregate, could have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of such Borrower.

      Section 4.06. Compliance with Laws and Agreements.

      Except as otherwise disclosed in Schedule 4.06 hereto, no Borrower is a party to any agreement or instrument or subject to any corporate or other restriction materially and adversely affecting its business, operations, properties, assets or condition, financial or otherwise. No Borrower is in violation of any provision of its corporate charter, articles of incorporation or by-laws and no Borrower is in violation of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrowers' knowledge and belief, of any provision of law, the violation of which could have a material adverse effect upon a Borrower, or any order, judgment or decree of any court or other agency of government (including, without limitation, the FCC). Without limiting the scope of the foregoing, (a) each Borrower is in compliance in all material respects with all federal and state laws and regulations, including all federal and state securities laws and regulations and all rules, regulations and administrative orders of the FCC, the violation of which could have a material adverse effect upon the Borrower, and (b) no Borrower has or is now engaged in any illegal activity, including without limitation, a pattern of racketeering activity, that could subject any of any Borrower's assets to forfeiture or seizure.

      Section 4.07. Title to Properties.

      (a) Except as specified on Schedule 4.07 hereto, each Borrower has good title to all of its properties and assets (including, without limitation, the assets shown on the financial statements referred to in Section 4.01), free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, including, without limitation, liens or encumbrances in respect of unpaid taxes, except liens and encumbrances permitted under this Agreement. Each Borrower enjoys quiet possession under all Leases to which it is a party as lessee, and all of such Leases are valid, subsisting and in full force and effect. None of such Leases contains any provision restricting the incurrence of indebtedness by the lessee.

      (b) On or about June 13, 1996, TBL consummated the acquisition of radio broadcast stations KIBZ-FM (Lincoln, Nebraska), KKNB-FM (Crete, Nebraska), and KHAT-AM (Lincoln, Nebraska) from Rock Steady, Inc., and Calvin and R. Suzanne Krueger, pursuant to a certain Asset Purchase Agreement dated September 5, 1995, between Rock Steady, Inc., a Nebraska corporation, and Lincoln Radio Acquisition Corp.

      (c) On or about April 19, 1996, TBTC consummated the acquisition of radio broadcast stations KIOK-FM (Richland, Washington) and KALE-AM (Richland, Washington) pursuant to a certain Asset Purchase Agreement dated February 8, 1996, between Sterling Realty Organization Co., a Washington corporation, and the Parent.

      (d) On or about May 15, 1996, TBS consummated the acquisition of radio broadcast stations KISC-FM (Spokane, Washington), KNFR-FM (Opportunity, Washington) and KAQQ-AM (Spokane, Washington) pursuant to a certain Asset Purchase Agreement dated February 21, 1996, between Silverado Broadcasting Company, a California corporation, and the Parent.

      (e) On or about April 9, 1996, TBO consummated the acquisition of radio broadcast station KTNP-FM (formerly KRRK-FM) (Bennington, Nebraska), pursuant to a certain Asset Purchase Agreement dated December 8, 1995, between 93.3, INC., a Nebraska corporation, and the Parent.

      (f) On or about April 9, 1996, TBO consummated the acquisition of radio broadcast station KXKT-FM (Glenwood, Iowa) pursuant to a certain Asset Purchase Agreement dated December 8, 1995, between Valley Broadcasting, Inc., an Illinois corporation, and the Parent.

      (g) On or about January 24, 1996, TBL consummated the acquisition of radio broadcast stations KTGL-FM (Beatrice, Nebraska) and KZKX-FM (Seward, Nebraska) pursuant to a certain Purchase and Sale Agreement dated March 23, 1995 between Pourtales and the Parent.

      (h) On or about September 13, 1995, TBW consummated the acquisition of radio broadcast station KRBB-FM (Wichita, Kansas) pursuant to a certain Asset Purchase Agreement dated February 9, 1995, between Marathon Broadcasting Corporation, a New Jersey corporation, and Wichita Acquisition Corp., a New York corporation.

      Section 4.08. Interests in Other Businesses.

      No Borrower holds or owns any of the issued and outstanding capital stock, partnership interests or other ownership interests, or any rights to acquire the same, of any corporation, partnership, firm or entity.

      Section 4.09. No Insolvency.

      Neither the borrowings made by the Borrowers under this Agreement nor the execution, delivery and performance of the Notes and the Security Documents render or will render a Borrower insolvent or unable to pay its debts as they become due; no Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Borrower has any knowledge of any person contemplating the filing of any such petition against any Borrower.

      Section 4.10. Full Disclosure.

      No statement of fact made by or on behalf of any Person (other than the Lender) in this Agreement, the Security Documents, or any certificate or schedule furnished to the Lender pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrowers which has not been disclosed to the Lender in writing which materially affects adversely, or, as far as the Borrowers can foresee, will materially affect adversely the business, operations, properties, assets or condition, financial or otherwise, of the Borrowers.

      Section 4.11. Tax Returns.

      Except as set forth in Schedule 4.11 hereto, each Borrower has filed all federal, state and local tax returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments. No Borrower has taken any reporting positions for which it does not have a reasonable basis and does not anticipate any further material tax liability with respect to the tax years that have not been closed. For purposes of this Section 4.11, the term "Borrower" shall include each other Person with which a Borrower files consolidated or combined income tax returns or reports.

      Section 4.12. Pension Plans, Etc.

      (a) Plans. Except as set forth in Schedule 4.12 hereto, neither the Borrowers nor any entity with which the Borrowers would be aggregated (a "COMMONLY CONTROLLED ENTITY") under Section 414(b), (c), (m), or (o) of the Code, maintains or contributes to any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee or former employee.

      (b) Funding of Employee Benefit Plans. All contributions and other payments required to be made by the Borrowers or any Commonly Controlled Entity to all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which either a Borrower or any Commonly Controlled Entity maintains or to which any of them contributes (the "EMPLOYEE BENEFIT PLANS") have been made or reserves adequate for such purposes have been set aside and reflected on the Borrower's financial statements. With respect to any such Employee Benefit Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA (an "EMPLOYEE PENSION PLAN"), there is no accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412 of the Code, and no waiver has been applied for or obtained from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. No lien has arisen under Section

412(n) of the Code with respect to the assets of a Borrower. No Borrower has any reason to believe that the level of contributions required to be made to each multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Commonly Controlled Entity contributed or contributes (a "MULTIEMPLOYER PLAN") is not sufficient to maintain the level of benefits under such plan now in effect or scheduled to become effective in the future.

      (c) Fiduciary Duties, Prohibited Transactions and Administration. Neither a Borrower nor any Commonly Controlled Entity has breached any fiduciary duty imposed on it under Part 4 of Title I of ERISA with respect to any Employee Benefit Plan and has not engaged in any prohibited transaction, as defined in Title I of ERISA and Section 4975 of the Code, involving any Employee Benefit Plan for which no exemption is available. Each Employee Benefit Plan has been and is administered in accordance with its terms and applicable laws, rules and regulations.

      (d) Status of Funded Pension Plans. Each funded Employee Pension Plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) or Section 403(a) of the Code and nothing has occurred which would cause the loss of such qualification or the imposition of any tax liability or penalty under the Code or ERISA on the Borrowers. With respect to each Employee Pension Plan which is subject to Title IV of ERISA, other than Multiemployer Plans, (1) neither a Borrower nor any Commonly Controlled Entity has failed to make required contributions or incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), (2) no reportable event, as defined in Section 4043(b) of ERISA, has occurred, (3) the actuarial present value of the benefit liabilities, as defined in Section 4001(a)(16) of ERISA ("BENEFIT LIABILITIES"), does not exceed the net assets available to provide the Benefit Liabilities. Neither a Borrower nor any Commonly Controlled Entity knows of any facts or circumstances which might give rise to any liability to the PBGC under Title IV of ERISA (other than for premium payments). With respect to Multiemployer Plans, neither the Borrower nor any Commonly Controlled Entity has withdrawn or partially withdrawn, as described in Subtitle E of Title IV of ERISA, from any such plan and thereby incurred any obligation to discharge a withdrawal liability (including but not limited to any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA to any Multiemployer Plan, and there exists no condition or set of circumstances which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to the Borrower or any Commonly Controlled Entity.

      (e) Status of Employee Welfare Plans. No Employee Benefit Plan which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA (an "EMPLOYEE WELFARE PLAN"), provides for continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant's employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and regulations thereunder or by applicable state statutory law. With respect to any Employee Welfare Plan, Borrowers and each Commonly Controlled Entity have complied with the notice and continuation coverage requirements of COBRA and regulations thereunder such that there would not result in any loss of deduction under Section 162 of the Code or any tax, penalty or liability to the Borrowers.

      (f) Claims. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted with respect to, and neither a Borrower nor any Commonly Controlled Entity has knowledge of any threatened claims or litigation with respect to, any Employee Benefit Plan (other than a Multiemployer Plan) or any fiduciary thereof.

      Section 4.13. Licenses, Etc.

      (a) Schedule 4.13 hereto accurately and completely lists all material authorizations, licenses, permits and franchises granted or assigned to the Borrowers by the FCC or any other public or governmental agency or regulatory body, including all material authorizations, licenses, permits and franchises granted or assigned to (i) TBW for the operation of radio stations KFH-AM (licensed to Wichita, Kansas), KQAM-AM (licensed to Wichita, Kansas), KWSJ-FM (formerly KXLK-FM) (licensed to Haysville, Kansas), KRBB-FM (licensed to Wichita, Kansas), and KEYN-FM (licensed to Wichita, Kansas) (collectively, with KZSN-AM/FM effective upon prior FCC approval and TBW's acquisition of such stations, referred to as the "TBW Stations"), (ii) TBL for the operation of radio stations KHAT-AM (licensed to Lincoln, Nebraska), KIBZ-FM (licensed to Lincoln, Nebraska), KKNB-FM (licensed to Crete, Nebraska), KTGL-FM (licensed to Beatrice, Nebraska), and KZKX-FM (licensed to Seward, Nebraska) (collectively referred to as the "TBL Stations"), (iii) TBO for the operation of radio stations KTNP-FM (formerly KRRK-FM) (licensed to Bennington, Nebraska) and KXKT-FM (licensed to Glenwood,
Iowa) (collectively referred to as the "TBO Stations"), (iv) TBTC for the operation of radio stations KALE-AM (licensed to Richland, Washington), KTCR-AM (licensed to Kennewick, Washington), KEGX-FM (licensed to Richland, Washington), KIOK-FM (licensed to Richland, Washington) and FM translator K232CB (licensed to Pendleton, Oregon) (collectively referred to as the "TBTC Stations"), (v) TBS for the operation of radio stations KAQQ-AM (licensed to Spokane, Washington), KISC-FM (licensed to Spokane, Washington), KNFR-FM (licensed to Opportunity, Washington), KUDY-AM (licensed to Spokane, Washington), KKZX-FM (licensed to Spokane, Washington), KEYF-AM (licensed to Dishman, Washington) and KEYF-FM (licensed to Cheney, Washington) (collectively referred to as the "TBS Stations"), and (vi) TBCS for the operation of radio stations KTWK-AM (licensed to Colorado Springs, Colorado), KVUU-FM (licensed to Pueblo, Colorado), KVOR-AM (licensed to Colorado Springs, Colorado) and KSPZ-FM (licensed to Colorado Springs, Colorado) (collectively referred to as the "TBCS Stations"), and the same constitute the only material licenses, permits or franchises or other authorizations of any public or governmental agency or regulatory body required or advisable in connection with the conduct by the Borrowers of their respective businesses as presently conducted or proposed to be conducted (such licenses, permits, franchises and authorizations, together with any extensions or renewals thereof and any additional licenses, permits, franchises or authorizations hereafter issued to the Borrowers, or any of them [including the licenses applicable to the TBLR Stations] being herein sometimes referred to collectively as the "LICENSES"). All existing Licenses are in full force and effect, are duly issued in the name of, or validly assigned to, the Borrowers who have full power and authority to operate thereunder. Such Schedule also specifies the expiration date of each existing License.

      (b) Schedule 4.13 also accurately and completely lists all Licenses applicable to the TBLR Stations and KZSN-AM/FM and the current holders of such Licenses, which Licenses are to be transferred to, respectively, TBLR and TBW pursuant to the TBLR Asset Purchase Agreements.

      Section 4.14. Material Agreements.

      (a) Schedule 4.14 hereto accurately and completely lists all material agreements to which a Borrower is a party, including, without limitation, all Leases, joint selling agreements, local marketing agreements, time brokerage agreements, network and all affiliation, programming, engineering, consulting, employment, management and related agreements, if any, which are presently in effect in connection with the conduct of a Borrower's business and the operation of the Stations. All of the foregoing agreements are valid, subsisting and in full force and effect and neither the Borrowers nor, to the best of the Borrowers' knowledge and belief, any other parties, are in material default thereunder.

      (b) TBLR holds the TBLR Asset Purchase Agreements which remain in full force and effect, and which have not been assigned, amended, rescinded or terminated by any of the parties thereto.

      Section 4.15. Ownership of Borrowers.

      Schedule 4.15 hereto correctly sets forth the number of shares of each Borrower's capital stock of each class authorized, the name of each of its stockholders (the "STOCKHOLDERS"), and the number of shares of each class of such capital stock owned by such Stockholders. Such Schedule also sets forth the name of each Person holding a voting trust certificate in respect of the shares of capital stock of each Borrower and the number of shares of the capital stock of the Borrower deposited in exchange for each such certificate. All of said outstanding shares are validly issued, fully paid and non-assessable and are owned by such Stockholders as specified in such Schedule, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to the Lender, transfer restrictions noted on the certificate evidencing such shares, transfer restrictions imposed by the FCC and other encumbrances specified in such Schedule. Such Schedule also sets forth a description of all warrants, options and other rights to acquire shares of the Borrowers' capital stock of any class and the names of the holders thereof. No Borrower is obligated in any manner to issue any additional shares, or options or rights to acquire any such shares, of its capital stock.

      Section 4.16. Patents, Trademarks, Etc.

      Each Borrower owns or possesses all the patents, trademarks, service marks, trade names, broadcast call letters, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

      Section 4.17. Brokers, Etc.

      Except for The Sillerman Companies, Inc., the Borrowers have not dealt with any broker, finder, commission agent or other similar person in connection with the Term Loans or the transactions contemplated by this Agreement. The Borrowers covenant and agree jointly and severally to pay all such fees and commissions due to The Sillerman Companies, Inc., and to indemnify and hold harmless the Lender from and against, any broker's fee, finder's fee or commission in connection with such transactions.

      Section 4.18. Engineering Reports.

      The Lender has obtained, at Borrowers' expense, engineering studies of the TBS Stations and their operating assets and properties, and environmental reports with respect to all real estate owned by the Borrower. All information provided by the Borrowers to the engineers making such studies in connection with such studies is true and complete to the best of the Borrowers' knowledge and belief.

      Section 4.19. Environmental Matters. Except as may be otherwise specifically stated in Schedule 4.19 hereto:

      (a) neither the Borrowers nor, to the best of the Borrowers' knowledge and belief, any other Person has ever caused, permitted, or suffered to exist any oil, friable asbestos, hazardous waste, hazardous substance, or other hazardous or toxic material (as defined under applicable law including, but not limited to, the Comprehensive Environmental Response, Comprehension and Liability Act of 1980 ["CERCLA"], 42 U.S.C. Sections 9601(14) and (33), the Resource Conservation and Recovery Act ["RCRA"], 42 U.S.C. Section 6903(5), the Toxic Substances Control Act, or any comparable state statute or regulation [collectively, "ENVIRONMENTAL LAWS"] all of which material is collectively referred to herein as "HAZARDOUS MATERIAL") to be spilled, released, placed, held, located or disposed of on, nor are any now existing on, any real estate legally or beneficially owned by a Borrower or leased by a Borrower (the "PREMISES"), or into the atmosphere, any body of water, any wetlands or the Premises;

      (b) to the best of the Borrowers' knowledge and belief after due inquiry, no portion of the Premises has ever been used (whether by a Borrower or, to the best of the Borrowers' knowledge and belief, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material;

      (c) to the best of the Borrowers' knowledge and belief after due inquiry, no portion of the no notice of violation, lien or other notice has been issued by any governmental agency with respect to the environmental condition of the Premises, the improvements thereon, any other property owned by a Borrower, or any other property which was previously included in the property description of the Premises or such other real property, or with respect to the release of Hazardous Material at, upon, under or within the Premises, the improvements or such other real property, or the past or ongoing migration of Hazardous Material from neighboring lands or to the Premises or the improvements;

      (d) to the best of the Borrowers' knowledge and belief after due inquiry, no asbestos-containing materials, PCBs, radon gas, or urea formaldehyde foam insulation are located or present at, upon, under or within the Premises or any improvements thereon;

      (e) no underground storage tanks, whether in use or closed, are on or under the Premises; and

      (f) to the best of the Borrowers' knowledge and belief after due inquiry, the Premises and all operations conducted on the Premises are in compliance with all Environmental Laws.

      Section 4.20. Enforceability.

      Assuming that this Agreement and the Security Documents have been duly authorized, executed and delivered by the Lender, this Agreement, the Notes and the Security Documents constitute the legal, valid and binding obligations of the Borrowers who are signatory thereto, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

      Section 4.21. Studio and Tower Sites.

      Schedule 4.21 hereto completely and accurately lists for each Borrower each real estate location utilized by such Person as a studio, transmitter or tower site in the operation of any of the Stations. As to each such site,
Schedule 4.21 sets forth (a) the name(s) of the record owner(s) of such site,
(b) in the case of each leased site, the date of the Lease (and all amendments thereto), the expiration date thereof and the terms of any applicable renewal or extension options exerciseable unilaterally by the tenant thereunder, (c) the street address of such site, and (d) the legal description for such site.

V.    FINANCIAL COVENANTS.

      The Borrowers covenant and agree that, so long as the Lender has any obligation to extend credit to the Borrowers, or any of them, hereunder, or there remains outstanding any portion of the principal of, or interest on, the Notes, or any of them, or there remains outstanding any other Indebtedness of the Borrowers or the Parent, or any of them, to the Lender (including all outstanding and unpaid fees and expenses), whether now existing or arising hereafter and whether under this Agreement, the Notes, the Security Documents or otherwise, the Borrowers will:

      Section 5.01. Adjusted Net Operating Income.

      Maintain on a combined basis for each period of twelve (12) consecutive months ending on the respective dates indicated below, the Borrowers' Adjusted Net Operating Income for such period of not less than the respective amounts set forth below:


         For Twelve Month Period Ending     Adjusted Net Operating
         on the last day of Each Fiscal          Income to be
        Quarter During Period Indicated:        not less than:
        --------------------------------        --------------
        Fiscal Year Ending March 31, 1997          $7,000,000
        Fiscal Year Ending March 31, 1998          $8,500,000
        Fiscal Year Ending March 31, 1999         $10,000,000
        Fiscal Year Ending March 31, 2000         $11,500,000
        Fiscal Year Ending March 31, 2001         $13,000,000
        Fiscal Year Ending March 31, 2002         $13,000,000

      Section 5.02.  Senior Debt Service Coverage.

      Maintain a ratio of (a) the Borrowers' Adjusted Net Operating Income to
(b) the Borrowers' Senior Debt Service, of not less than the respective ratios set forth below for each period of twelve (12) months ending on the last day of each Fiscal Quarter, commencing March 31, 1998 indicated below:

                                             Ratio of Adjusted Net
                                          Operating Income to Senior
         Last Day of Each Fiscal Quarter    Debt Service to be not
           during Fiscal Year Ending:             less than:
           --------------------------     --------------------------

               March 31, 1998                      1.50:1.00
               March 31, 1999                      1.70:1.00
               March 31, 2000                      1.80:1.00
               March 31, 2001                      1.90:1.00
               March 31, 2002                      2.00:1.00

      Section 5.03. Working Capital Ratio.

      Maintain on a combined basis at all times a ratio of the Borrowers' combined Current Assets to their combined Current Liabilities of not less than 1.50:1.00.

      Section 5.04. Capital Expenditures.

      Not make or incur Capital Expenditures without the prior approval of the Lender in excess of (a) One Million Dollars ($1,000,000.00) (net after credits for applications of proceeds from permitted sales of assets) in the aggregate on a combined basis as to all Borrowers during Fiscal Year ending March 31, 1997 or (b) Six Hundred Twenty-five Thousand Dollars ($625,000) in the aggregate on a combined basis as to all Borrowers, in each Fiscal Year commencing with Fiscal Year ending March 31, 1998. For the purposes hereof, sums paid by the Borrowers in paying the purchase price for the Stations pursuant to the Purchase Agreements shall not be included in Capital Expenditures.

      Section 5.05. Officer Compensation and Corporate Overhead; Consulting
Fee.

      (a) Be permitted to make and may make payments in respect of Corporate Overhead so long as at the time of each such payment, after giving effect thereto, an Event of Default does not exist and will not occur as a result of such payment, by reason of a default in the performance of the Borrowers' obligations under Section 5.01, 5.02 or 5.03 hereof; provided, however, that from and after the occurrence of any Event of Default, the Borrowers shall not pay cash compensation to the Guarantors, Stockholders and their respective Affiliates (whether in the form of salary, bonus, or otherwise) and Corporate Overhead which in the aggregate as to the Borrowers and the Parent exceed (a) $750,000 during Fiscal Year ending March 31, 1997, or (b) in each Fiscal Year thereafter, a sum equal to the maximum aggregate amount permitted to be paid under this Section 5.05(a) in the preceding Fiscal Year, plus, unless an Event of Default shall have occurred and be continuing as of the date of adjustment, an amount calculated as a percentage of such maximum amount equal to the aggregate Consumer Price Index increase corresponding to the preceding Fiscal Year, as determined by the Lender.

      (b) Subject in all respects to the SCMC Subordination Agreements, not pay consulting fees or other sums to SCMC or SFX Broadcasting in any Fiscal Year in excess of (i) $400,000 in the aggregate as to the Borrowers and the Parent, plus (ii) any investment banking services fees earned by SCMC or SFX Broadcasting pursuant to Section 5 of the Amended and Restated Financial Consulting Agreement dated February 1, 1996, as amended by letter dated February 21, 1996, and the Termination and Assignment Agreement dated April 15, 1996.

      Section 5.06. Restricted Payments.

      (a) Except as permitted by Section 5.05 or 5.06(b) hereof, not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor.

      (b) Unless there shall have occurred and be continuing an Event of Default or an Unmatured Event of Default, or unless such an Event of Default or Unmatured Event of Default shall arise as a result of the payment hereinafter described,

          (i) each Borrower may, to the extent otherwise permitted by applicable law, declare and pay dividends to the Parent in cash during and within seventy-five (75) days following the end of each calendar year as to which the Parent files a consolidated tax return with the Borrowers, in an amount not to exceed the lesser of (A) product of the maximum marginal corporate Federal income tax rate plus the maximum marginal corporate State income tax rate times the taxable income of the Borrower for such calendar year (taxable income being the amount which would be reported on a Federal income tax return for a C corporation [Form 1120 S or comparable form]), or (B) the Borrower's allocable share of the Parent's total income tax liability for such calendar year based on such consolidated tax return; and

          (ii) the Borrowers may, to the extent otherwise permitted by applicable law, declare and pay dividends to the Parent to the extent necessary to enable the Parent to make current preferred dividend payments in respect to the Preferred Stock.

VI.   AFFIRMATIVE COVENANTS

      Each Borrower covenants and agrees that, so long as the Lender has any obligation to extend credit to any Borrower hereunder, or there remains outstanding any portion of the principal of, or interest on, the Notes, or any of them, or there remains outstanding any other Indebtedness of the Borrowers or the Parent, or any of them, to the Lender (including all outstanding fees and expenses), whether now existing or arising hereafter and whether under this Agreement, the Notes, or otherwise, each Borrower will:

      Section 6.01. Preservation of Assets; Compliance with Laws, Etc.

      Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a corporation, and all material rights, licenses, permits and franchises (including all Licenses) and comply in every material respect with all laws and regulations applicable to it and all material agreements to which it is a party, the violation of which could have a material adverse effect upon the Borrower; at all times maintain, preserve and protect all material trade names (including the call letters of the Stations) and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      Section 6.02. Insurance.

      (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain commercial general liability, broadcaster's liability, auto liability and worker's compensation insurance insuring the Borrower to the extent customary with respect to companies conducting similar businesses, and maintain business interruption insurance with extra expense in respect of the Stations and the broadcasting businesses conducted by the Borrower, in amount and form acceptable to the Lender, in each case issued by financially sound and reputable insurers, and furnish to the Lender satisfactory evidence of the same prior to closing and on or before any expiration date with respect to such insurance; notify the Lender of any material change in the insurance maintained on the Borrower's properties after the date hereof and furnish the Lender satisfactory evidence of any such change; maintain insurance with respect to its tower, transmission and studio facilities and related equipment and other insurable properties in an amount equal to the full replacement cost thereof; provide that each insurance policy shall: (a) as appropriate, name the Lender as an additional insured and/or as loss payee pursuant to a so-called "standard mortgagee clause", (b) provide that no action of the Borrower or any tenant or sub-tenant shall void such policy as to the Lender, and (c) provide that the Lender shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance thereof and will have the opportunity to correct any deficiencies justifying such proposed cancellation. In the event that the Borrower shall default in the performance of its obligations under this Section 6.02, the Lender may, at its option, effect such insurance coverage with an insurer acceptable to the Lender and add the premium(s) paid therefor to the principal amount of the indebtedness incurred pursuant hereto, and the amount of such premium shall be payable by the Borrower on demand with interest thereon at the highest rate payable hereunder. In the event of a property or casualty loss, the Lender may deliver to the Borrower the proceeds of any insurance thereon, provided that (i) the Borrower shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such loss, (ii) the Borrower shall have demonstrated to the reasonable satisfaction of the Lender that such property or asset will be restored to substantially its previous condition or will be replaced by substantially identical property or assets, and (iii) if the Lender had a security interest in and lien upon the property or asset which was the subject of such loss, the Lender shall have received if requested by it, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Lender, as to the priority of the Lender's security interest in and lien upon such restored or replaced property or asset. Notwithstanding the foregoing, in lieu of delivering such proceeds to the Borrower, the Lender shall have the right (x) to retain such proceeds for the purpose of making disbursement thereof to any contractors, subcontractors and materialmen to whom payment is owed in connection with such restoration, or (y) to apply such proceeds in payment of the Note in the event of a total casualty loss to the insured properties.

      (b) Maintain in effect at all times the Life Insurance and cause such Life Insurance to be collaterally assigned to the Lender pursuant to the Life Insurance Assignment.

      Section 6.03. Taxes, Etc.

      Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

      Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc.

      Promptly (and in any event within five days of the Borrower's discovery thereof) give written notice to the Lender of (a) any proceedings instituted or threatened by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a material adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise; (b) any notices of default received by the Borrower (together with copies thereof, if requested by the Lender) with respect to alleged defaults under or violations of any of its material licenses, permits or franchises (including the Licenses), or any material agreements to which the Borrower is a party or any alleged defaults with respect to any evidence of material Indebtedness of the Borrower or any mortgage, indenture or other agreement relating thereto; (c) any material adverse change in the condition, financial or otherwise, of the Borrower, or
(d) the occurrence of any Event of Default or Unmatured Event of Default.

      Section 6.05. Financial Statements and Reports.

      Furnish to the Lender:

      (a) Within one hundred twenty (120) days after the end of each Fiscal Year, (i) the audited consolidated balance sheet and statements of income, changes in financial position and sources and uses of funds of the Parent and the Borrowers, together with supporting schedules and the auditor's work papers for each of the Borrowers supporting the consolidation, prepared and certified by independent certified public accountants selected by the Parent and reasonably acceptable to the Lender (the "ACCOUNTANTS"), the form of such statements to be satisfactory to the Lender and otherwise in form and substance satisfactory to the Lender, showing the individual financial condition of each of the Borrowers and the Parent at the close of such Fiscal Year and the results of operations during such year, and containing a statement to the effect that such Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default or Unmatured Event of Default has occurred (or, if such an event has occurred, a statement explaining its nature and extent); provided, however, that in issuing such statement, such Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above; and (ii) a consolidating schedule of the Borrowers' year-end financial statements prepared by the Parent in form acceptable to the Lender;

      (b) Within fifty (50) days after the end of each month, (i) each Borrower's and Parent's statements of income, together with supporting schedules, prepared by each Borrower and Parent, as applicable, and certified by its chief financial officer, such statements of income to be for the month then ended and the period from the beginning of the then current Fiscal Year to the end of such month (in each case subject to normal audit and year-end adjustments), and (ii) its quarterly accounts receivable and accounts payable reports in form and scope acceptable to the Lender;

      (c) Within fifty (50) days after the end of each Fiscal Quarter (i) a quarterly consolidating balance sheet and statements of income of the Parent and the Borrowers, prepared by the Parent and the Borrowers and certified by their chief financial officer, such financial statements to be as of the end of such Fiscal Quarter, and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, (ii) consolidated and consolidating financial statements for the Borrowers for the trailing twelve
(12) month period ending on the last day of such Fiscal Quarter, including statements of income for such period, prepared by the Borrowers and certified by their chief financial officer; (iii) a certificate in the form of Schedule
6.05 hereto signed by the chief financial officer of each Borrower setting forth the calculations contemplated in Article V of this Agreement, and certifying as to the fact that such Persons have examined the provisions of this Agreement and that no Event of Default or Unmatured Event of Default has occurred (or, if such an event has occurred, a statement explaining its nature and extent and setting forth the steps the Borrowers propose to take to cure or prevent any Event of Default), and (iv) listings of Trades payable and Trades receivable of each Borrower;

      (d) Promptly upon circulation or filing thereof, copies of any material written reports issued by any Borrower or the Parent to any of its stockholders or any material creditors relating to such Borrower's or Parent's financial condition, and copies of all regular, periodic and special reports and all registration statements which any Borrower or the Parent files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

      (e) Promptly upon their becoming available, and in any event within thirty (30) days following receipt thereof, (i) subject to the provisions of
Section 6.11 hereof, all Arbitron and other ratings reports applicable to the Borrowers with respect to the radio broadcast markets in which the Stations are located and to which the Borrowers subscribe, and (ii) copies of all material contracts relating to the Stations;

      (f) Promptly upon their becoming available, and in any event within five
(5) days after the receipt or filing thereof by a Borrower, copies of any periodic or special reports filed by such Borrower with the FCC, if such reports indicate any material change in the business, operations, affairs or condition of such Borrower or if copies thereof are requested by the Lender, and copies of any material notices and other material communications from the FCC which specifically relate to any Borrower, any Station or any License;

      (g) At least thirty (30) days prior to the beginning of each Fiscal Year, a budget for each Borrower and the Parent for such Fiscal Year containing projections of income and expenses in form acceptable to the Lender and prepared on a basis consistent with projected results for such period provided to and relied upon by the Lender in approving the Term Loans and establishing the covenants set forth in Article V hereof;

      (h) Promptly upon receipt thereof, and in any event within five (5) days after such receipt, copies of all correspondence and notices received by the Borrowers from the Internal Revenue Service relating to any adverse action or determination by the Internal Revenue Service in respect to each Borrower's tax status under the Code;

      (i) As soon as reasonably possible and in any event within ten (10) days after request therefor, such other information regarding the operations, assets, business, affairs and financial condition of the Borrowers as the Lender may reasonably request from time to time, including, without limitation, accounts payable and receivable reports.

      Section 6.06. Inspection.

      Permit employees, agents and representatives of the Lender to inspect, during normal business hours, the Premises and the Borrower's books and records and to make abstracts or reproductions thereof.

      Section 6.07. Accounting System.

      Maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and maintain the Fiscal Year as its fiscal year.

      Section 6.08. Notice of Purchase of Real Estate and Leases.

      Subject to Section 7.13 hereof, promptly notify the Lender in the event that the Borrower shall purchase any real estate or enter into any Lease of real estate or of equipment material to the operation of the Stations, supply the Lender with a copy of the related purchase agreement or of such Lease, as the case may be, and, without limiting the generality of Section 2.05, if requested by the Lender, execute and deliver, or cause to be executed and delivered, to the Lender a deed of trust or mortgage or assignment, together with landlord consents, in the case of leased property, satisfactory in form and substance to the Lender, granting a valid first lien on such property (subject to the provisions of Sections 2.05 and 7.02).

      Section 6.09. Additional Assurances.

      From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Lender shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes or the Security Documents, and upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the Security Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Lender may be so required to obtain.

      Section 6.10. Environmental Indemnification.

      In respect of all environmental matters:

      (a) comply strictly and in all respects with the requirements of all federal, state, and local Environmental Laws; notify the Lender promptly in the event of any spill, release or disposal of Hazardous Material on, or hazardous waste pollution or contamination affecting, the Premises; forward to the Lender promptly any notices relating to such matters received from any governmental agency; and pay promptly when due any fine or assessment against the Premises;

      (b) promptly notify the Lender upon becoming aware of any fact or change in circumstances that would or reasonably could be expected to cause any of the representations and warranties contained in Section 4.19 hereof to cease to be true for any time before all Senior Debt is paid in full;

      (c) not become involved, and will not permit any tenant of the Premises to become involved, in any operations at the Premises generating, storing, disposing, or handling Hazardous Material or any other activity that could lead to the imposition on the Lender, Borrower or the Premises of any liability or lien under any Environmental Laws;

      (d) immediately contain and remove any Hazardous Material found on the Premises, which work must be done in compliance with applicable Environmental Laws and at the Borrower's expense; and the Borrower agrees that the Lender has the right, at its sole option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done;

      (e) promptly upon the request of the Lender, based upon the Lender's reasonable belief that a hazardous waste or other environmental problem exists with respect to the Premises, provide the Lender with an environmental site assessment report or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Lender; and

      (f) indemnify, protect, defend, and hold harmless the Lender and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages (including, without limitation, consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential) now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, the Lender, or the Premises. The provisions of this Section 6.10(f) shall continue in effect and shall survive (among other things) any termination of this Agreement, payment and satisfaction of the Notes, and release of any Collateral.

      Section 6.11. Ratings Reports.

      Subscribe to and maintain in full force and effect at all times (to the extent the same may be available) at Borrower's expense not less than one rating report service covering each of the radio broadcast markets in which the Stations are located.

      Section 6.12. Accounts Payable.

      Pay its accounts payable on an average of not later than sixty (60) days following their respective due dates; provided, however, that the Borrower shall not be required to pay any account payable so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside adequate reserves with respect thereto.

      Section 6.13. Post-Closing Matters.

      On or before the earliest to occur of December 31, 1996, or the date the Borrowers request an Advance which, when combined with all other Advances theretofore made, would exceed Fourteen Million Dollars ($14,000,000.00) (a) consummate the mergers of (i) KOTY-FM, Inc., a Colorado corporation, into TBTC,
(ii) KEYF Corporation, a Colorado corporation, into TBS, (iii) Springs Radio, Inc., a Colorado corporation, into Pourtales Holdings, and (iv) Pourtales Holdings and KVUU/KSSS into TBCS, pursuant to Final Order and plans of merger acceptable to the Lender, and provide to the Lender satisfactory evidence thereof; and

      (b) provide the Lender with evidence of a Final Order that the FCC has consented to the acquisition of KZSN-AM/FM by TBW, rather than TBLR.

      Section 6.14. Payment of Fees From Prior Transaction.

      If the aggregate principal amount of all Advances made by the Lender to the Borrowers hereunder prior to December 31, 1996, is less than Nine Million Dollars ($9,000,000.00), the Parent, TBW and TBL agree jointly and severally to pay to the Lender on December 31, 1996, the sum of $269,375.00 representing the prepayment fee which such Persons owed to the Lender as a result of their prepayment of all Senior Debt owed to the Lender under that certain Loan Agreement dated January 23, 1996, by and among the Lender, Wichita Acquisition Corp., TBW and TBL. This covenant shall survive notwithstanding any payment in full of all other Senior Debt of such Borrowers to the Lender on or before December 31, 1996.

VII.  NEGATIVE COVENANTS

      Each Borrower covenants and agrees that, so long as the Lender has any obligation to extend credit to a Borrower hereunder, or there remains outstanding any portion of the principal of, or interest on, the Notes, or any of them, or there remains outstanding any other Indebtedness of the Borrowers or the Parent, or any of them, to the Lender (including all outstanding fees and expenses), whether now existing or arising hereafter and whether under this Agreement, the Notes, or any of them, or otherwise, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

      Section 7.01. Indebtedness.

      Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability, whether direct, indirect or contingent, except:

      (a) Indebtedness to the Lender under this Agreement, the Notes, and otherwise;

      (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business;

      (c) Indebtedness under Capital Leases and Purchase Money Security Agreements relating to the purchase price of office equipment and non-essential broadcasting equipment to be used in the business of the Borrower, to the extent such Indebtedness was permitted by Section

5.04 hereof at the time incurred; provided, however, that the aggregate unpaid principal balance of all Indebtedness (i) owed by the Borrowers and permitted by this paragraph (c) (exclusive, however, of Indebtedness incurred to finance the build-out of the Brittany Retail Center, Wichita, Kansas, studio location) shall not exceed $200,000 outstanding at any time, or (ii) owed by the Borrowers individually and permitted by this paragraph (c) shall not exceed at any time the respective amounts set forth in Schedule 7.01 hereto;

      (d) Indebtedness to any Affiliate, provided that such Indebtedness is subject to the applicable Affiliate Subordination Agreement;

      (e) Indebtedness existing on the date hereof and described in Schedule
7.01 attached hereto; provided, however, that the terms of such Indebtedness shall not be modified or amended, nor shall payment thereof be extended, without the prior written consent of the Lender;

      (f) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business; and

      (g) Subordinated Debt specifically consented to by the Lender and which is subordinated in writing in all respects in form and substance acceptable to the Lender, with full subordination and standstill provisions.

      Section 7.02. Liens.

      Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or capital stock, now or hereafter owned, other than:

      (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

      (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or Leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

      (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens with respect to judgments but only to the extent that (i) any such judgment does not otherwise constitute an Event of Default pursuant to clause
(m) of Article VIII, and (ii) either (A) such lien is not prior or senior to any of the liens granted to the Lender pursuant to the Security Documents, or
(B) such lien attaches solely to property of the Borrower, if any, with respect to which the Lender does not have a lien;

      (d) security interests and liens in favor of the Lender;

      (e) Capital Leases described in Section 7.01(c) and security interests granted by Purchase Money Security Agreements to the extent permitted by
Section 7.01(c), provided that each such lien shall at all times be limited solely to the item or items of property so acquired;

      (f) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business;

      (g) security interests and liens securing the Indebtedness permitted by Sections 7.01(e) to the extent set forth in said Schedule 7.01; and

      (h) any other liens existing on the date hereof and described in Schedule
7.02 attached hereto.

      Section 7.03. Disposition of Assets.

      Sell, lease, transfer or otherwise dispose of any of its properties, assets, rights, Licenses or franchises to any person, except in connection with the replacement of equipment with other equipment of at least equal utility and value (provided that the Lender's lien upon such newly-acquired equipment has the same priority as the Lender's lien upon the replaced equipment) and the disposition without replacement of obsolete assets not material, individually or in the aggregate, to the operation of its business; provided, however, that in no event shall a Borrower sell, lease, transfer or dispose of any material portion of the assets of, or enter into any time brokerage agreement, local marketing agreement or similar arrangement in respect of, a Station without the prior written consent of the Lender, which consent shall not be unreasonably withheld. The net sales proceeds (net of reasonable commissions and closing costs) to be received upon sale of any Station (any Station sold with the Lender's written consent is herein referred to as a "TRANSFERRED STATION") shall be applied to payment of the Senior Debt; provided, however, that if the Parent requests use of the net sale proceeds of a Transferred Station for the purchase by a Borrower of one or more additional radio broadcast stations (the "SUBSTITUTED STATIONS"), then the Lender agrees to allow such proceeds to be used by such Borrower for such purpose (such proceeds to be held by the Lender without interest and pledged to the Lender pending satisfaction of such requirements) conditional upon the satisfaction of each of the following requirements:

          (i) no Event of Default shall have occurred and be continuing as of the date of such sale or as of any date thereafter prior to consummation of such acquisition of the Substituted Station;

          (ii) the Lender shall have received and approved up-to-date financial statements for the Substituted Station(s), in form and substance acceptable to the Lender confirming to the Lender's reasonable satisfaction that the financial condition of the Substituted Station(s) is not less favorable than the Transferred Station(s) sold by the Borrower;

          (iii) the ratio of the Borrowers' Senior Debt to the Adjusted Net Operating Income of the Borrowers plus the Substituted Stations' Net Operating Income minus the Transferred Stations' Net Operating Income, for the preceding twelve (12) calendar months is less than or equal to 5.0:1.0;

          (iv) the acquisition of the Substituted Station(s) is consummated pursuant to a Final Order approving such acquisition, within one hundred eighty (180) days of the sale of the Transferred Station(s); and

          (v) the Parent and the Borrowers execute and/or deliver to the Lender such additional Security Documents and opinions as the Lender may reasonably require to evidence and confirm the satisfaction of the foregoing requirements and the requirements of Section 2.05 hereof with respect to the Substituted Station(s), including, without limitation, the grant to the Lender of a first priority perfected security interest and lien on all assets of the Substituted Station(s).

      Section 7.04. Management.

      Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than the Stockholders or, to the extent permitted by applicable FCC rules and regulations, a full-time employee of the Borrower.

      Section 7.05. Sale and Leaseback.

      Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

      Section 7.06. Investments.

      Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities (including, without limitation, capital stock and interests in general or limited partnerships, either as a general or limited partner or otherwise) and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person.

      Section 7.07. Fundamental Changes.

      Form any subsidiary; amend its corporate charter, articles of incorporation or by-laws in any way that could have a material adverse effect upon its business or upon the Lender's rights hereunder or under the Security Documents (it being expressly agreed that the inclusion of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section); except as contemplated by Section 6.14 hereof, dissolve, liquidate, consolidate with or merge with, or otherwise acquire any new business unit or all or any substantial portion of the assets, properties of, or ownership interests in, any corporation, partnership or other entity; authorize or issue any new or additional class of stock; or, without the Lender's prior written consent, issue any shares of capital stock or rights to acquire capital stock, and, in any event, unless such shares are pledged to the Lender on terms and pursuant to agreements acceptable to the Lender, as required under Section 2.05.

      Section 7.08. Change in Business.

      Engage, directly or indirectly, in any business other than that of operating the Stations.

      Section 7.09. Accounts Receivable.

      Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

      Section 7.10. Transactions with Affiliates.

      Except as may be provided in or contemplated by Schedule 2.06 hereto or otherwise specifically permitted by this Agreement, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of the Borrower except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon terms not less favorable to the

Borrower than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

      Section 7.11. Amendment of Certain Agreements.

      Amend or modify in any material respect any License, any agreement or instrument evidencing Subordinated Debt, or any material agreement listed in
Schedule 4.14 to which the Borrower is a party, without the prior written consent of the Lender.

      Section 7.12. ERISA.

      (a) Fail, or permit any Commonly Controlled Entity to fail, to comply with the requirements of ERISA with respect to any Employee Benefit Plan; (b) permit any funded Employee Pension Plan to lose its qualified status under
Section 401(a) or 403(a) of the Code; (c) fail, or permit any Commonly Controlled Entity to fail, to meet the minimum funding standards of Section 302 of ERISA and Section 412 of the Code; (d) fail, or permit any Commonly Controlled Entity to fail, to discharge any obligations to the PBGC with respect to the termination of an Employee Pension Plan or to any Multiemployer Plan on account of its withdrawal or partial withdrawal therefrom or allow to exist any event or condition which presents a substantial risk of Borrower incurring liability to the PBGC by reason of the termination of any Employee Pension Plan; (e) create or adopt, or permit any Commonly Controlled Entity to create or adopt, any new Employee Pension Plan without the prior written consent of the Lender; (f) modify, or permit any Commonly Controlled Entity to modify, any existing Employee Pension Plan so as to increase its obligations thereunder, except in the ordinary course of business consistent with past practice or with the prior written consent of the Lender; (g) create or adopt any new Employee Welfare Plan or modify any existing Employee Welfare Plan, or permit any Commonly Controlled Entity to create or adopt any new Employee Welfare Plan or modify any existing Employee Welfare Plan, to provide continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant's employment except as may be required by COBRA, regulations thereunder or applicable state statutory law or with the prior written consent of the Lender; or (h) engage, or permit any Commonly Controlled Entity to engage, in any transaction which would reasonably result in the assessment of a direct or indirect liability to Borrower or any Commonly Controlled Entity under Section 409 or 502 of ERISA or Section 4975 of the Code.

      Section 7.13. Acquisition of Assets.

      Except as otherwise specifically permitted by this Agreement, not purchase or acquire any real property or additional broadcast properties (including any time brokerage or local marketing agreement) without the Lender's prior written consent.

      Section 7.14. Illegal Activities.

      Engage in any conduct or activity, including, without limitation, a pattern of racketeering activity, that could subject any of the Borrower's assets to forfeiture or seizure.

VIII. DEFAULTS

      Each of the following events (each of which is herein sometimes called an "EVENT OF DEFAULT") shall constitute an Event of Default under this Agreement:

      (a) any representation or warranty made in this Agreement, a Security Document, or any other Transaction Document, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowings hereunder, shall prove to be false or misleading in any material respect; or

      (b) default in the payment of any installment of the principal of a Note or the principal of any other Indebtedness of a Borrower to the Lender, whether now existing or hereafter arising, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and continuation of such default for ten (10) days following the date such payment is due and payable; or

      (c) default in the payment of any fee, rental, expense, or other obligation payable by the Borrower to the Lender or any installment of any interest or premium on a Note or on or in respect of any other Indebtedness of a Borrower to the Lender, whether now existing or hereafter arising, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and continuation of such default for ten (10) days following the date such payment is due and payable; or

      (d) default in the due observance or performance by any Person other than the Lender of any covenant, condition or agreement contained in Articles II, III, V (including, without limitation, Sections 5.01, 5.02 and 5.03), VI and VII of this Agreement, or in any Security Document and, in the case of a default under any Security Document, continuance of such default unremedied for more than the applicable period of grace, if any, specified thereon; or

      (e) default in the due observance or performance of any other covenant, condition or agreement, on the part of any Person other than the Lender to be observed or performed pursuant to the terms hereof or any other agreement by and between the Borrowers, or either of them, on the one hand and the Lender on the other, which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) a Borrower's discovery of such default, or (ii) written notice thereof from the Lender to the Borrowers; provided, however, that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; or

      (f) for any reason any Security Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any material security interest or material lien granted pursuant thereto shall fail to be perfected, or any party thereto other than the Lender shall contest the validity of any material lien granted under, or shall seek to disaffirm or reduce its obligations under, any Security Document; or

      (g) any Event of Default, as defined in any Security Document and the continuance of such default unremedied for more than the applicable period of grace, if any, specified therein; or

      (h) default with respect to any Subordinated Debt or any other evidence of Indebtedness of a Borrower for borrowed money; default with respect to any other Indebtedness or under any agreement giving rise to monetary remedies, which, when aggregated with all other such defaults, exceeds $50,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness; or if any Indebtedness is not paid at maturity; or default by a Borrower under the Joint Sales Agreement with Citadel Broadcasting Company which results in termination of such agreement; or

      (i) the on-the-air broadcast operations of a Station shall be interrupted at any time for more than forty-eight (48) hours (or, in the event of force majeure, seventy-two (72) hours), whether or not consecutive, during any period of ten (10) consecutive days; or

      (j) (i) a Borrower shall lose, fail to keep in force, suffer the termination, suspension or revocation of, or terminate, forfeit or suffer an amendment to, any License at any time held by it, which would have a material adverse effect on the operations of the Borrower; (ii) the FCC shall schedule or conduct a hearing on the renewal or revocation of any material License held by a Borrower and the Lender shall reasonably and in good faith believe that the result thereof shall be the termination, revocation, suspension, or material adverse amendment of such License; or (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any material License held by a Borrower and the Lender shall reasonably and in good faith believe that the result thereof shall be the termination, revocation, suspension or material adverse amendment of such License; or

      (k) a Borrower shall (i) discontinue its business or operation of a Station, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or
(vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or corporate action shall be taken for the purpose of effecting any of the foregoing; or

      (1) there shall be filed against a Borrower an involuntary petition seeking reorganization of such Borrower or the appointment of a receiver, trustee, custodian or liquidator of a Borrower or any material part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being herein referred to as an "INVOLUNTARY PETITION"); or

      (m) final judgment for the payment of money which, when aggregated with all other outstanding judgments against a Borrower, exceeds $50,000, shall be rendered against a Borrower, if the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Lender) for a period of thirty (30) consecutive days; or an execution in respect of any judgment against the Borrower shall have issued; or

      (n) the occurrence of any attachment of any deposits or other property of a Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of a Borrower in an amount exceeding $50,000 in the aggregate which shall not be discharged or fully bonded on terms satisfactory to the Lender within thirty (30) days of the date of such attachment, or if an execution in respect of such judgment shall have issued; or

      (o) the occurrence of any event or condition described in paragraph (k) or (1) with respect to any Surety; or

      (p) for any reason Norman Feuer shall cease to be actively engaged as chief executive officer of each Borrower on a full-time basis in the management of the Stations; or

      (q) for any reason less than one hundred percent (100%) of the issued and outstanding capital stock of each Borrower is pledged to the Lender on terms acceptable to the Lender; or

      (r) a Borrower shall make a material change in a Station's format without the prior written consent of the Lender (which consent shall not be unreasonably withheld) and the Borrowers shall fail to refinance and pay in full all Indebtedness of the Borrowers to the Lender within one hundred twenty
(120) days of Lender's giving notice to the Borrowers of Lender's objection to such format change; or

      (s) a Borrower or any material part of its business or assets shall be the subject of any seizure or forfeiture proceeding or action instituted or conducted by any agency, office or department of state or federal government; or

      (t) any Lease of real estate used or to be used by a Borrower as a studio, tower or transmitter site (i) shall not be renewed by the Borrower or the landlord thereunder at least six (6) months prior to its scheduled expiration or termination date, unless the Lender consents thereto after having received from the Borrower evidence and assurances acceptable to the Lender that (A) the Borrower has obtained a replacement location which is not less favorable to the Borrower and its business operations pursuant to a signed written Lease acceptable to the Lender, and (B) the Borrower will be able to relocate to such replacement premises without adversely affecting its continued business operations or station signal, or (ii) shall be in default as a result of the Borrower's failure to observe or abide by all terms, conditions and covenants contained therein, or (iii) shall be the subject of a default notice or eviction notice initiated or sent by the landlord thereof to either the Borrower or the Lender; or

      (u) the chief executive officer or chief financial officer of the Parent or any Borrower shall be convicted by any state, local or federal authority of the commission of a felony.

Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Lender, the Commitments shall terminate and the Notes and all other Indebtedness of the Borrowers, and each of them, to the Lender shall immediately become due and payable, both as to principal and interest, fees and charges, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (k) or (1) of this Article VIII, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable). In the event of an acceleration of the Borrowers' Indebtedness hereunder as a result of the filing of an Involuntary Petition as specified in paragraph (1) of this Article VIII, such acceleration shall be rescinded, and the Borrowers' rights hereunder reinstated, if, within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed, and there shall then exist no other Event of Default or Unmatured Event of Default under this Agreement.

IX.   REMEDIES ON DEFAULT, ETC.

      Section 9.01. Remedies.

      In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Lender hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      Section 9.02. Default Rate.

      Without regard to whether the Lender has exercised any other rights or remedies hereunder, the applicable interest rate under the Notes shall at the Lender's option, but only to the extent permitted by law, be increased to a rate per annum (the "DEFAULT RATE") equal to the Base Rate, plus (a) four percent (4.0%) upon the occurrence of an Event of Default as defined in either paragraph (b) or (c) of Article VIII hereof, or (b) two percent (2.0%) upon the occurrence of any other Event of Default defined in Article VIII hereof.

      Section 9.03. Effect on Payments.

      If an Event of Default shall have occurred and be continuing, the Borrowers shall not make payments in respect of Corporate Overhead or any Restricted Payments (including, without limitation, loans to Norman Feuer) to the Guarantors, Stockholders or any Affiliates, in excess of the levels specified in Section 5.05(a) hereof.

X.    MISCELLANEOUS

      Section 10.01. Survival.

      This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Term Loans and shall continue in full force and effect so long as the Notes or any other Indebtedness of the Borrowers, or either of them, to the Lender is outstanding and unpaid or the Lender has any obligation to make credit extensions hereunder.

      Section 10.02. Expenses.

      The Borrowers agree jointly and severally to reimburse the Lender upon demand for all reasonable out-of-pocket costs, charges, liabilities, documentary stamp taxes, intangible taxes, any other taxes due under any applicable state law (exclusive of taxes measured or imposed in terms of the Lender's net income) and any other reasonable expenses of the Lender (including reasonable fees and disbursements of (i) counsel to the Lender, (ii) the appraisers and engineers referred to in Section 4.18(a) and (b) hereof and
Section 6.10(d) hereof, and (iii) agents of the Lender not regularly in its employ) in connection with (a) the preparation, negotiation, interpretation, execution and delivery of this Agreement, the Notes, any Security Documents and any other agreements or documents relating thereto, (b) the making and administration of the Term Loans, (c) any amendments, modifications, consents or waivers in respect thereof, (d) any enforcement of any of the Transaction Documents, (e) any proceedings with respect to the bankruptcy, reorganization, insolvency readjustment of debt, dissolution or liquidation of the Borrower or any party to any Security Document, (f) any claims by third parties relating to the foregoing, and (g) any appraisal, studies or reports required by this Agreement.

      Section 10.03. Setoffs, Etc.

      The Borrowers agree that, in addition to (and without limitation of) any right of set-off, bankers lien or counterclaim the Lender may otherwise have, the Lender shall be entitled at its option, to offset balances held by it for the account of the Borrowers, or either of them, at any of its offices, against any Indebtedness or other fees or charges owed to the Lender hereunder if the same are not paid when due (regardless of whether such balances are then due to the Borrowers) or if a Borrower becomes insolvent, howsoever evidenced, or if any Event of Default occurs, and that such offset balances may be applied toward the payment of any Indebtedness of the Borrower to the Lender or to any purchaser of any participations in the Notes, whether or not such Indebtedness or any part thereof shall then be due; in which case the Lender shall promptly notify the Borrowers thereof, provided, however, that the Lender's failure to give such notice shall not affect the validity thereof.

      Section 10.04. Governing Law.

      THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE.

      Section 10.05. Amendment; Modification.

      No modification or waiver of any provision of this Agreement, or of the Notes, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrowers, in any case, shall entitle the Borrowers to any other or future notice or demand in the same, similar or other circumstances.

      Section 10.06. Waiver.

      The Lender's failure to insist upon the strict performance of any term, condition or other provision of this Agreement, the Notes or any of the Security Documents or other Transaction Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lender of any such term, condition or other provision or default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, the Notes or any of the Security Documents or other Transaction Documents, and each and every term, condition and other provision of this Agreement, the Notes, the Security Documents and other Transaction Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder or under any of the Security Documents shall be deemed to be continuing unless and until waived in writing by the Lender.

      Section 10.07. Notice.

      All notices, requests, demands and other communications provided for hereunder shall be in writing and either mailed, sent by nationally recognized overnight courier service, or delivered to the applicable party at the addresses indicated below.

      If to the Lender:

            AT&T COMMERCIAL FINANCE CORPORATION
            44 Whippany Road
            Morristown, New Jersey  07962
            Attention:  Vice President, Credit/Operations
                        Capital Markets Division-Media

      with a copy (which shall not constitute notice) to:

            AT&T COMMERCIAL FINANCE CORPORATION
            44 Whippany Road
            Morristown, New Jersey  07962
            Attention: Chief Counsel, Capital Markets Division and with a copy (which shall not constitute notice) to:

            Andrew J. Chlebus, Esq.
            Edwards & Angell
            2700 Hospital Trust Tower
            Providence, Rhode Island  02903

      If to the Borrower:

            c/o Triathlon Broadcasting Company
            Symphony Towers, Suite 1920
            750 B Street
            San Diego, CA  92101
            Attention:  Norman Feuer, President

      with a copy (which shall not constitute notice) to:

            Howard M. Berkower, Esq.
            Baker & McKenzie
            805 Third Avenue
            New York, NY  10022

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon the earliest to occur of (a) the third day following deposit thereof in the United States mail, (b) twelve noon local time on the first business day following timely deposit thereof with a nationally recognized overnight courier service with effective instructions to such courier to make delivery on the next business day, or (c) receipt by the party to whom such notice is directed.

      Section 10.08. Successors and Assigns.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign any of their rights hereunder or delegate any of their obligations hereunder without the prior written consent of the Lender. Any such impermissible assignment or delegation shall be void and of no effect. Without limiting the generality of the foregoing, the Lender shall have the right to assign any of its rights hereunder or delegate any of its obligations hereunder, in whole or in part, and to assign and/or all of its rights and interests under the Security Documents as security therefor, and in furtherance thereof, to provide to any prospective or actual assignee financial and other information relating to the Borrowers, the Stations and the transactions contemplated hereby.

      (b) Without limiting the generality of the foregoing, the Lender shall have the right in its sole discretion to sell one or more participations in the Notes and the Transaction Documents without notice to or consent of the Borrowers, and in connection therewith, to provide such participant(s) with financial and other information and copies of documents relating to the Borrowers, the Stations, and the transactions contemplated hereby. Upon receipt of written notice from the Lender, the Borrowers agree to provide to such participant(s) copies of all financial information required to be delivered to the Lender pursuant to Section 6.05 hereof.

      Section 10.09. Consent to Jurisdiction, Service of Process.

      Each Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the States of Kansas, Nebraska, New York, Washington, Colorado, Arkansas, Idaho and New Jersey and the United States District Courts for the Districts of Kansas, Nebraska, New York, Washington, Colorado, Arkansas, Idaho and New Jersey, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or under the Notes, the Security Documents or any other Transaction Documents, or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts. In addition, to the extent that it may lawfully so do, each Borrower hereby consents to the service of process by U.S. certified or registered mail, return receipt requested, addressed to the Borrower at the address to which notices are to be given hereunder.

      Section 10.10. Waiver of Jury Trial.

      EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH. NEITHER THE BORROWERS NOR ANY ASSIGNEE OF OR SUCCESSOR TO THE BORROWERS, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS
SECTION 10.10 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION
10.10 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      Section 10.11. Indemnification; Limitation of Liability.

      (a) Each Borrower agrees to protect, indemnify and hold harmless the Indemnitees from and against any and all liabilities, obligations, losses, damages (including, without limitation, consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of (i) any act or omission of the Borrower, the Guarantors, any Affiliate of any such Persons, or any other Person with respect to (x) the transactions evidenced by or relating to this Agreement, the Notes or any of the Security Documents, or any act, event or transaction related or attendant thereto, (y) the agreements of Lender contained herein, the making of the Term Loans, or the management of the Term Loans or the Collateral, or (z) the use or the intended use of the proceeds of the Term Loans hereunder; or (ii) any claim, cause of action, event or circumstances relating to the business, assets, properties, licenses or operations of the Borrowers, including, without limitation, all claims relating to or arising out of the condition, quality, maintenance or use of any asset which constitutes Collateral, the manner in which the Borrowers operates the Stations and their business, and the Borrowers' compliance with the rules and regulations of the FCC and other applicable law; provided, however, that the Borrowers shall have no obligation to any Indemnitee under this Section 10.11 with respect to matters indemnified hereby which are caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Indemnitees.

      (b) To the extent permitted by applicable law, no claim may be made by the Borrowers or any other Person against the Indemnitees for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Notes, or any of the Security Documents or any act, omission or event occurring in connection therewith; and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the above-referenced documents, except for its or their own gross negligence or willful misconduct.

      (c) The provisions of this Section 10.11 shall continue in effect and shall survive (among other things) any termination of this Agreement, payment and satisfaction of the Notes, and release of any Collateral.

      Section 10.12. Severability.

      (a) Any provision of this Agreement, the Notes or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      (b) All agreements between the Borrowers and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the Indebtedness evidenced hereby or incurred pursuant hereto exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. This provision shall control every other provision of all Transaction Documents between the Borrower and the Lender.

      Section 10.13. Section Headings.

      Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 10.14. Amendment of Other Agreements.

      All references in this Agreement to other documents and agreements to which the Lender is not a party shall be deemed to refer to such documents and agreements as presently constituted and not as hereafter amended or modified unless the Lender shall have expressly consented in writing to such amendment(s) or modification(s).

      Section 10.15. Accounting Principles.

      All references in this Agreement to any calculations or determinations made in accordance with generally accepted accounting principles shall mean, for any fiscal period, such principles applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the Accountants in preparing the financial statements referred to in Section 4.01 hereof.

      Section 10.16. Knowledge and Discovery.

      All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include any such knowledge of, or discovery by, any of the holders of common stock of the Borrowers or any of the Borrowers' executive officers.

      Section 10.17. FCC.

      Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the Lender will not take any action pursuant to this Agreement or any of the Security Documents that would constitute or result in any assignment of an FCC license or any change of control of the Stations if such assignment of license or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Lender specifically agrees that (a) voting rights in the capital stock or voting trust certificate of the Borrowers (the "PLEDGED INTERESTS") will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Lender shall have been obtained; (b) upon and following the occurrence of any Event of Default and foreclosure upon the Pledged Interests by the Lender, there will be either a private or public sale of the Pledged Interests; and (c) prior to the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. [section]310(d) will be obtained. The Borrowers agree to take any action which the Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Agreement including specifically, at the Borrowers' own cost and expense, the use of the best efforts of the Borrowers to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement or the Security Documents which is then required by law, and specifically, without limitation, upon request following the occurrence of an Event of Default, to prepare, sign and file (or cause to be prepared, signed or filed) with the FCC any portion of any application or applications for consent to the assignment of license or transfer of control required to be signed by the Borrowers and necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the capital stock or assets of the Borrowers or any transfer of control over any FCC license.

      Section 10.18. Integration.

      This Agreement supersedes the Borrowers' application for the Term Loans, the Lender's commitment and proposal letters in respect of the Term Loans, and all other prior written or oral agreements and representations between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the Lender and the Borrowers have caused this Agreement to be duly executed as a sealed instrument by their respective duly authorized officers, all as of the day and year first above written.

Witness:                        TRIATHLON BROADCASTING OF WICHITA, INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer


                                TRIATHLON BROADCASTING OF LINCOLN, INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer


                                TRIATHLON BROADCASTING  OF OMAHA, INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer


                                TRIATHLON BROADCASTING OF SPOKANE, INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer


                                TRIATHLON BROADCASTING OF TRI-CITIES, INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer


                                TRIATHLON BROADCASTING OF COLORADO
                                SPRINGS, INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer

                                TRIATHLON BROADCASTING OF LITTLE ROCK,
                                INC.


                                By:
-----------------------------      ---------------------------------------
                                   Title: President and Chief Executive Officer


                                AT&T COMMERCIAL FINANCE CORPORATION


                                By:
-----------------------------      ---------------------------------------
                                      Title: Vice President



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